AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON *

                              REGISTRATION NO. 333-

-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                                       ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                                       ------------------------

                      Third Enterprise Service Group, Inc.
             (Exact name of registrant as specified in its charter)

-------------------------------------------- ----------------------------------------- ------------------------------------------
                  Florida                                      6770                                   Applied For

-------------------------------------------- ----------------------------------------- ------------------------------------------

State or other jurisdiction of               PRIMARY STANDARD INDUSTRIAL               I.R.S. Employer Identification No.
incorporation or organization                CLASSIFICATION CODE NUMBER
-------------------------------------------- ----------------------------------------- ------------------------------------------


                              2503 W. Gardner Ct.,
                                 Tampa, FL 33611
                                  813. 831-9348

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               Michael T. Williams
                                    PRESIDENT
                      Third Enterprise Service Group, Inc.
                               2503 W. Gardner Ct.
                                 Tampa, FL 33611
                             TELEPHONE: 813.831.9348

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
As promptly as practicable after this registration statement becomes effective and after the closing of the merger of the proposed merger described in this registration statement.

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b, under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the securities act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering. *[ ] *registration number,

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. *[ ]
                            ------------------------

 CALCULATION OF REGISTRATION FEE


========================= ==================== ======================== ========================= ====================
 Title of each class of                                                     Proposed maximum
    securities to be                              Proposed maximum      aggregate offering price
       registered            Amount to be      offering price per unit                                 Amount of
                              registered                                                           registration fee
========================= ==================== ======================== ========================= ====================
========================= ==================== ======================== ========================= ====================
Common Stock, $0.01 per
    share par value            4,918,561                 N/A                  $500,000 (2)             $200 (3)
========================= ==================== ======================== ========================= ====================

(1) Represents an estimate of the maximum number of shares of common stock of Registrant which may be issued to former holders of shares of common stock of Competitive Companies, Inc. pursuant to the merger described herein

(2) The registration fee has been calculated pursuant to Rule 457(f)(2). As of September 30, 1999, Competitive Companies, Inc. had a book value of the shares to be registered is $500,000. In addition, Competitive
         Companies, Inc. common stock has a par value of $0.01 per share. Accordingly, the maximum offering price has been determined to be the book value of the securities to be registered.

(3) This fee has been calculated pursuant to Section 6(b) of the Securities Act, as .0264 of one percent of $500,000.


                            ------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.
-------------------------------------------------------------------------------

                           COMPETITIVE COMPANIES, INC.

                     INFORMATION STATEMENT FOR SHAREHOLDERS

                      Third Enterprise Service Group, INC.

                                   PROSPECTUS

     The board of directors of Competitive Companies, Inc. has unanimously approved a merger between Competitive Companies and Third Enterprise Service Group, Inc. Third Enterprise Service Group has committed to file to have its stock quoted on the over-the-counter bulletin board of the Nasdaq Stock Market Inc., under the symbol "*BBB symbol." Because Third Enterprise Service Group is a company whose securities will be quoted on the bulletin board, the Competitive Companies board believes that the merger will:

o             Increase the visibility of Competitive Companies' business,  which
              could  be  helpful  in  further  developing  and   commercializing
              Competitive Companies' products.

o             Facilitate Competitive Companies' ability to raise capital in the public markets

o Potentially improve Competitive Companies' shareholders' ability to sell their shares in the over-the-counter market.

     Your board of directors has determined that the merger is fair to you and in your best interests. In addition, shareholders owning 53.48% of your common stock have executed a written consent voting to approve the merger. No further consent of you or any of the shareholders of Competitive Companies is necessary to approve the merger under the laws of the state of Nevada.

     The merger will close as soon as practicable after the SEC declares this Information Statement/Prospectus effective. When the merger is completed, you will receive one share of Third Enterprise Service Group common stock for each share of Competitive Companies common stock that you own.

     Third Enterprise Service Group was formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

     The total number of shares of common stock that Third Enterprise Service Group will issue to all of the Competitive Companies shareholders in the merger is 4,793,561. We estimate that this number will represent approximately 97.5% of the outstanding Third Enterprise Service Group common stock after the merger. Following the merger, the surviving company will continue to file reports with the SEC as a result of its filing of a form 8-A electing to be a reporting company subject to the requirements of the 1934 act.

    The proposed merger is a very complex transaction with a number of risks and uncertainties associated with it. This document provides you with detailed information about the proposed merger. We strongly urge you to read and consider carefully this document in its entirety, especially the matters referred to under "risk factors" beginning on *insert page #.

     Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved the Third Enterprise Service Group common stock to be issued in the merger or determined if this information statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this information statement/prospectus is *date of proxy, and it is first being mailed to Competitive Companies shareholders on or about *date mailed.

Other Information for Competitive Companies Stockholders:

o The prospectus incorporates important business and financial information that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request to: Competitive Companies, Inc., Attn: Larry Halstead, 3751 Merced Drive, Suite A, Riverside, California, (909) 687-6100.

o             Do not send in your Competitive  Companies stock certificates now.
              If the merger is completed, we will send you written instructions for exchanging your share articles.

o The merger has been structured as a tax-free reorganization. The tax basis in your Competitive Companies common stock will carryover and become the tax basis in your new shares of Third Enterprise Service Group common stock.

o Like Competitive Companies, Third Enterprise Service Group has never paid any dividends.

o If you have any questions about the merger, please call Larry Halstead, at Competitive Companies, at (909) 687-6100.

Dealer prospectus delivery obligation

     Until *** , all dealers that effect transactions in these securities, whether or not participating in this offering, are required to deliver a prospectus.

                                     SUMMARY

     This summary highlights selected information from this information statement/prospectus and may not contain all of the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document and the documents to which we have referred you.

     In the merger, Competitive Companies' shareholders will merger shares with Third Enterprise Service Group, and Third Enterprise Service Group will be the surviving company of Competitive Companies.

     The merger agreement is attached as annex A to this document. We encourage you to read the merger agreement, as it is the legal document that governs the merger.

The companies.

      Third Enterprise Service Group
     2503 W. Gardner Ct.
     Tampa, FL  33611

     We were organized under the laws of the state of Florida in April 1999. Since inception, our primary activity has been directed to organizational efforts. We were formed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

     Competitive Companies, Inc.
     3751 Merced Drive, Suite A
     Riverside, CA  92503

     Competitive Companies was incorporated in Nevada in 1998. Competitive Companies sells telecommunications products and services.

Competitive Companies' reasons for the merger

o             Increase the visibility of Competitive Companies' business,  which
              could  be  helpful  in  further  developing  and   commercializing
              Competitive Companies' products.

o Facilitate Competitive Companies' ability to raise capital in the public markets.

o Potentially improve Competitive Companies' shareholders' ability to sell their shares in the over-the-counter market.


Comparison of the percentage of outstanding shares entitled to vote held by directors, executive officers and their affiliates and the vote required for approval of the merger.

     100 percent of Third Enterprise Service Group's shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Shareholders owning 100% of our common stock have executed a written consent voting to approve the merger. No further consent of you or any of the shareholders of Third Enterprise Service Group is necessary to approve the merger under the laws of the state of Florida.

     53.48 percent of Competitive Companies' shares are held by its directors, executive officers and their affiliates. A majority vote of the issued and outstanding shares is required to approve the merger. Shareholders owning 53.48% of your common stock have executed a written consent voting to approve the merger. No further consent of you or any of the shareholders of Competitive Companies is necessary to approve the merger under the laws of the state of Nevada.

No regulatory approval required.

     Neither Third Enterprise Service Group nor Competitive Companies is aware of any governmental regulatory approvals required to be obtained with respect to the closing of the merger, except for the filing of the articles of merger with the offices of the secretary of state of the state of Nevada, the filing with the Commission of the registration statement on Form S-4 registering the shares and this information statement/prospectus, and compliance with all applicable state securities laws regarding the offering and issuance of the shares.

Dissenters' rights

     Dissenters' rights of appraisal exist. See page * for further information.

Federal income tax consequences.

     Tax matters are very complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the merger to you. Competitive Companies and Third Enterprise Service Group have structured the merger so that neither Competitive Companies nor its shareholders should recognize gain or loss for federal income tax purposes as a result of the merger.

                    SELECTED HISTORICAL FINANCIAL INFORMATION

     The following selected historical financial information of Competitive Companies and Third Enterprise Service Group has been derived from their respective historical financial statements, and should be read in conjunction with such financial statements and the notes , which are included in this information statement/prospectus.

Competitive Companies SELECTED HISTORICAL FINANCIAL INFORMATION - TBPBA

     The following selected financial data for the nine months ended September 30, 1999 and 1998, and the two years ended December 31, 1998 and 1997 is derived from the Consolidated Financial Statements of the Company, of which only
December 1998 is audited. The data should be read in conjunction with the Consolidated Financial Statements and other financial information included elsewhere herein.

                                                        Nine Months Ended                  Twelve Months Ended
                                                          September 30,                       December 31,
                                                  ------------------------------    ----------------------------------
                                                  -------------                                    --- ---------------
                                                      1999             1998             1998                1997
                                                  -------------    -------------    --------------     ---------------

Income Statement Data:  ($ in 000's)
 Revenues
 Costs of revenues
            Gross profits
Salaries and employee  benefits
Occupancy and expense
General and administrative expenses
Other income (expense):
       Interest income
       Interest expense
       Other income, net
             Total other income (expense)
   Income before taxes
   Income tax expense
   Net income (loss)
Common Share Data:
   Net income per share
   Book value
   Weighted average common shares
         outstanding (in 000s)
   Period end shares outstanding (in 000s)
Balance Sheet Data:
   Total assets
   Working capital
   Long-term obligations
   Shareholders' equity
   Performance Data:
   Return (loss) on total assets
   Return (loss) on shareholders' equity
Capital Ratios:
   Quick ratio
   Efficiency ratio
   Debt to equity ratio




Third Enterprise Service Group SELECTED HISTORICAL FINANCIAL INFORMATION

     The following selected financial data for the nine months ended September 30, 1999 is derived from the Financial Statements of Third Enterprise Service Group. Third Enterprise Service Group was organized in April 1999 with all activity directed toward organizational efforts:

                                                       September 30, 1999
                                               -----------------------------
                                               -----------------------------

                Total assets                                  $     0
                Total liabilities                                   0
                Equity                                              0

                                                        Period Ended
                                                      September 30, 1999
                                               -----------------------------
                                               -----------------------------

                Sales                                                0
                Net loss                                      $     88
                Net loss per share                           $    0.00



UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF Competitive Companies AND Third Enterprise Service Group - TBPBA

     The merger of Competitive Companies with Third Enterprise Service Group will not result in any changes to the financial statements as presented for Competitive Companies. Third Enterprise Service Group is a public shell and the combination is treated as a transfer of shares for cash since the combination is not a business combination. Pro forma information is not presented since the combination is not a business combination.


COMPARATIVE PER SHARE DATA - TBPBA


                                                          September 30,        December 31,       December 31, 1997
                                                              1999                 1998
                                                        ------------------    ----------------    ------------------
                                                        ------------------    ----------------    ------------------
                                                           (unaudited)                               (unaudited)
    Numerator - basic and diluted
       earnings per share
                   Net loss before and after merger                     $                   $                     $
                                                        ==================    ================    ==================
                                                        ==================    ================    ==================
    Denominator - Basic earnings per share
      Common stock outstanding before  merger
                                                        ==================    ================    ==================
      Common stock outstanding after merger
                                                        ==================    ================    ==================
                                                        ==================    ================    ==================

       Basic and diluted earnings per share before
    Merger*
                                                        ==================    ================    ==================
      Basic and diluted earnings per share
    after             merger*                                           $                   $                     $
                                                        ==================    ================    ==================

     * Convertible notes, convertible preferred stock, options and warrants are considered anti-dilutive and not included in the above calculations


                                  RISK FACTORS

You should carefully consider the risks described below before making an investment decision in our company. In addition, you should keep in mind that the risks described below are not the only risks that we face. The risks described below are all the risks that we currently believe are material risks of this offering. However, additional risks not presently known to us, or risks that we currently believe are immaterial, may also impair our business operations. Moreover, you should refer to the other information contained in this prospectus for a better understanding of our business.

Our business, financial condition, or results of operations could be adversely affected by any of the following risks. If we are adversely affected by such risks, then the trading price of our common stock could decline, and you could lose all or part of your investment.

This proxy statement/prospectus contains forward-looking statements that involve risks and uncertainties. Competitive Companies' actual results could differ materially from those discussed herein. Factors that could cause or contribute to such differences, include, but are not limited to, those discussed in the following section and in Competitive Companies' Management's Discussion and Analysis of Financial Condition and Results of Operations and Competitive Companies Business.

THE MERGER AGREEMENT CONTAINS A NUMBER OF CONDITIONS THAT MUST BE SATISFIED IN ORDER FOR THE MERGER TO TAKE PLACE. IF THESE CONDITIONS AREN'T SATISFIED, THE MERGER WILL NOT CLOSE AND COMPETITIVE COMPANIES WILL HAVE SUFFERED A DELAY IN REACHING ITS OBJECTIVE OF BECOMING A LISTED, TRADING COMPANY ON THE BULLETIN BOARD.

The conditions include:

o The shareholders of Competitive Companies must approve the merger, which condition has been satisfied;

o The holders of no more than 10% of the outstanding shares of common stock of Competitive Companies shall have exercising dissenters'rights;

o The Securities and Exchange Commission must declare this registration statement effective;

o Third Enterprise Service Group must have filed an application to have its stock quoted on the bulletin board; and

o Competitive Companies and its counsel must have satisfactorily completed their due diligence review of Third Enterprise Service Group.

     Competitive Companies is not to complete the merger if the other conditions are not satisfied. Please understand that there is no guarantee that any of these conditions will be satisfied, or that the merger will occur in the time frame contemplated, or occur at all.

     SHAREHOLDERS OF COMPETITIVE COMPANIES WILL INCUR IMMEDIATE DILUTION OF PERCENTAGE OF OWNERSHIP IN THE AMOUNT OF 2.5% AS A RESULT OF THE MERGER.

     Dilution refers to a decrease in the percentage ownership interest of a company that a share of stock represents. In connection with the merger, the shareholders of Competitive Companies will receive one share of Third Enterprise Service Group common stock in merger for each share of Competitive Companies common stock they own. Because of the 125,000 shares in the surviving company after the merger are being retained by our stockholders, the Competitive Companies' shareholders' percentage ownership interest in Third Enterprise Service Group will be less than their ownership interest in Competitive Companies prior to the merger.


Because we have experienced losses, including a loss of $ insert for the year ended December 31, 1998 and expect our expenses to increase, we may not be able to achieve profitability.

         Since our inception, we have incurred losses. As of end of last fiscal year, we had an accumulated deficit of $ insert. We expect to continue to incur losses until we are able to significantly increase revenues from sales of our telecommunications products and services. Our operating expenses are expected to continue to increase significantly in connection with our proposed expanded activities, especially in the areas of telecommunication services for multi-dwelling unit complexes since they require significant initial investment in on-site switching equipment. To a large extent these expenses are fixed. We cannot be certain that we will be able to accurately predict our revenues, particularly in light of the general uncertainty and intense competition for the sale of telecommunications products and services and our limited operating history. Accordingly, our future profitability will depend on our ability to increase our revenues while controlling costs. We cannot assure you that we will ever become or remain profitable.

We have a customer who purchases more than 10% of our services.

The loss of this customer would negatively impact our operations results.

We rely on contracts with third-parties to provide services for resale. Changes in these contracts could adversely impact our operations. Our ability to obtain telephone or Internet service for resale may be adversely impacted by a number of factors, including the following:

o Third-parties may increase the price of the telephone service or Internet service they provide.
o Many third-party telephone or Internet service providers may compete with us for customers and may decide not to provide us with discounted prices for the telephone and Internet services.
o We anticipate that our contracts with third-party providers will be usually short-term and may be canceled if we do not fulfill our obligations.
o our competitors and many third-party local and long distance telephone and Internet service providers may provide telecommunications products and services that are similar or the same as our telecommunications products and services and may do so at a lower cost.

OUR MANAGEMENT HAS SIGNIFICANT CONTROL OVER STOCKHOLDER MATTERS, WHICH MAY IMPACT THE ABILITY OF MINORITY STOCKHOLDERS TO INFLUENCE OUR ACTIVITIES.

     Our officers and directors and their families control the outcome of all matters submitted to a vote of the holders of common stock, including the election of directors, amendments to our certificate of incorporation and approval of significant corporate transactions. These persons will beneficially own, in the aggregate, approximately 60% of our outstanding common stock. This consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of Competitive Companies that might be beneficial to other stockholders.

IF WE DO NOT EFFECTIVELY MANAGE RAPID EXPANSION OF OUR BUSINESS, OUR FINANCIAL CONDITION WILL SUFFER

     If we are successful in the implementation of our business plan, we will be rapidly expanding our operations and providing bundled telecommunications services on a widespread basis. This rapid expansion may place a significant strain on our management, financial and other resources. If we fail to manage our growth effectively, we may not be able to expand our customer base and service offerings as we have planned and our financial condition will be adversely impacted.

WE ARE DEPENDENT ON EFFECTIVE BILLING, CUSTOMER SERVICE AND INFORMATION SYSTEMS AND WE MAY HAVE DIFFICULTIES IN DEVELOPING THESE SYSTEMS

     Sophisticated back office information and processing systems are vital to our growth and our ability to monitor costs, bill customers, initiate, implement and track customer orders and achieve operating efficiencies. Although we have developed a sophisticated billing and customer service system (Hartline), we cannot assure you that this system will be successful in accommodating additional business because:

     - we may fail to adequately identify all of our information and processing needs;

     - our processing or information systems may fail or be inadequate;

     - we may be unable to effectively integrate such products or services; and

     - we may fail to upgrade systems as necessary.

WE MAY BE ADVERSELY IMPACTED BY YEAR 2000 ISSUES, MANY OF WHICH ARE BEYOND OUR CONTROL

     The "year 2000" issue generally describes the various problems that may result from the improper processing of dates and date-sensitive transactions by computers and other equipment as a result of computer hardware and software using two digits to identify the year in a date. The failure to process dates could result in network and system failures or miscalculations causing disruptions in operations including, among other things, a temporary inability to process transactions, send invoices or engage in other routine business activities. A failure of our customers or vendors, including other telecommunications operators, to cause their software and systems to be year 2000 compliant could have a material adverse effect on us and on our ability to meet our obligations. Although we have installed and tested year 2000 compliant software and equipment upgrades, until the year 2000 occurs, we will not know for sure that all systems will then function adequately. In addition, we are dependent upon third-party suppliers, including other telecommunications operators, for the delivery of interconnection and other services and on third-party customers for the purchase of our services. In many cases, our services and operations require electronic interfacing with the systems and networks of third-party telecommunication operators such as the incumbent local exchange carriers.

UNDER CERTAIN CIRCUMSTANCES WE MAY NEED ADDITIONAL CAPITAL TO EXPAND OUR BUSINESS AND INCREASE REVENUE

     We may need additional capital to fund capital expenditures, working capital, debt service and cash flow deficits during the period in which we are expanding and developing our business and deploying our networks, services and systems. We estimate, based on our current business plan, that approximately $ insert of capital will be necessary to fund the deployment and operation of our networks in our initial markets to the point at which operating cash flow from a market will be sufficient to fund such market's operating and capital expenditures. This amount includes capital expenditures, working capital and cash flow deficits, but excludes debt service. We have raised approximately $1.2 million of capital to date. The actual amount and timing of our future capital requirements may differ materially from our estimates as a result of financial, business and other factors many of which are beyond our control, as well as prevailing economic conditions.

IF WE DO NOT INTERCONNECT WITH THE INCUMBENT LOCAL EXCHANGE CARRIERS (OUR PRIMARY COMPETITORS), OUR BUSINESS WILL BE ADVERSELY AFFECTED

     Incumbent local exchange carriers are established providers of local telephone services to all or virtually all telephone subscribers within their respective service areas. Many new carriers, including Competitive Companies, have experienced difficulties in working with the incumbent local exchange carriers with respect to initiating, interconnecting, and implementing the systems used by these new carriers to order and receive unbundled network elements and wholesale services and locating the new carriers' equipment in the offices of the incumbent local exchange carriers. As a new carrier, we must coordinate with incumbent local exchange carriers so that we can provide local service to customers on a timely and competitive basis. The Telecommunications Act created incentives for regional Bell operating companies to cooperate with new carriers and permit access to their facilities by denying such companies the ability to provide in-region long distance services until they have satisfied statutory conditions designed to open their local markets to competition. The regional Bell operating companies in our markets are not yet permitted by the FCC to offer long distance services. These companies may not be accommodating to us once they are permitted to offer long distance service. If we cannot obtain the cooperation of a regional Bell operating company in a region, whether or not it has been authorized to offer long distance service, our ability to offer local services in such region on a timely and cost-effective basis will be adversely affected.

IF WE DO NOT MAINTAIN PEERING ARRANGEMENTS WITH INTERNET SERVICE PROVIDERS, THE PROFITABILITY OF OUR INTERNET ACCESS SERVICES WILL SUFFER

     In the past, major Internet service providers routinely exchanged traffic with other Internet service providers that met technical criteria on a peering basis, meaning that each Internet service provider accepted traffic routed to Internet addresses on their system from their "peers" on a reciprocal basis, without payment of compensation. However, since 1997 UUNET Technologies, Inc., the largest Internet service provider, has been greatly restricting the use of peering arrangements with other providers and has been imposing charges for accepting traffic from providers other than its peers. Other major Internet service providers have adopted similar policies. We presently have peering arrangements through our wholesale Internet service provider, but cannot assure you that we will be able to maintain "peer" status with any of the major nationwide Internet service providers in the future, or that we will in the future be able to terminate traffic on Internet service providers' networks at favorable prices. The profitability of our Internet access services, and related services such as Web site hosting, could be adversely affected if we are unable to continue to maintain "peering" arrangements with Internet service providers.

OUR OFFERING AND MAINTAINING OF LONG DISTANCE SERVICES IS AFFECTED BY OUR ABILITY TO ESTABLISH EFFECTIVE RESALE AGREEMENTS

     As part of our "one-stop shopping" offering of bundled telecommunications services to our customers, we offer long distance services. We have relied and will continue to rely on other carriers to provide transmission and termination services for all of our long distance traffic. We will continue to enter into resale agreements with long distance carriers to provide us with transmission services. Such agreements typically provide for the resale of long distance services on a per-minute basis and may contain minimum volume commitments. Negotiation of these agreements involves estimates of future supply and demand for transmission capacity as well as estimates of the calling pattern and traffic levels of our future customers. If we fail to meet our minimum volume commitments, we may be obligated to pay underutilization charges and if we underestimate our need for transmission capacity, we may be required to obtain capacity through more expensive means.

OUR PRINCIPAL COMPETITORS FOR LOCAL SERVICES, THE INCUMBENT LOCAL EXCHANGE CARRIERS, AND POTENTIAL ADDITIONAL COMPETITORS, HAVE ADVANTAGES THAT MAY ADVERSELY AFFECT OUR ABILITY TO COMPETE WITH THEM

     The telecommunications industry is highly competitive. Many of our current and potential competitors in the local market have financial, technical, marketing, personnel and other resources, including brand name recognition, substantially greater than ours, as well as other competitive advantages over us. In each of the markets targeted by us, we will compete principally with the incumbent local exchange carrier serving that area and they enjoy advantages that may adversely affect our ability to compete with them. Incumbent local exchange carriers also have long-standing relationships with federal and state regulatory authorities. FCC and state administrative decisions and initiatives provide the incumbent local exchange carriers with pricing flexibility for their:

     - private lines, which are private, dedicated telecommunications connections between customers;

     - special access services, which are dedicated lines from a customer to a long distance company provided by the local phone company; and

     - switched access services, which refers to the call connection provided by the local phone company's switch between a customer's phone and the long distance company's switch.

     In addition, with respect to competitive access services, such as special access services as opposed to switched access services, the FCC is considering allowing incumbent local exchange carriers increased pricing flexibility and deregulation for such access services either automatically or after certain competitive levels are reached. If the incumbent local exchange carriers are allowed by regulators to offer discounts to large customers through contract tariffs, engage in aggressive volume and term discount pricing practices for their customers, and/or seek to charge competitors excessive fees for interconnection to their networks, competitors such as us could be materially adversely affected. If future regulatory decisions afford the incumbent local exchange carriers increased pricing flexibility or other regulatory relief, such decisions could also have a material adverse effect on competitors such as us.

     We also face, and expect to continue to face, competition in the local market from other current and potential market entrants, including long distance carriers seeking to enter, reenter or expand entry into the local exchange marketplace such as AT&T, MCI WorldCom and Sprint, and from other competitive local exchange carriers, resellers, competitive access providers, cable television companies, electric utilities, microwave carriers, wireless telephone system operators and private networks built by large end users. In addition, the development of new technologies could give rise to significant new competitors in the local market.

SIGNIFICANT COMPETITION IN PROVIDING LONG DISTANCE AND INTERNET SERVICES COULD REDUCE THE DEMAND FOR AND PROFITABILITY OF OUR SERVICES

     We also face significant competition in providing long distance and Internet services. Many of these competitors have greater financial, technological, marketing, personnel and other resources than those available to us.

     The long distance telecommunications market has numerous entities competing for the same customers and a high average turnover rate, as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives. Prices in the long distance market have declined significantly in recent years and are expected to continue to decline. We face competition from large carriers such as AT&T, MCI WorldCom and Sprint and many smaller long distance carriers. Other competitors are likely to include regional Bell operating companies providing long distance services outside of their local service area and, with the removal of regulatory barriers, long distance services within such local service areas, other competitive local exchange carriers, microwave and satellite carriers and private networks owned by large end users. We may also increasingly face competition from companies offering local and long distance data and voice services over the Internet. Such companies could enjoy a significant cost advantage because they do not currently pay many of the charges or fees that we have to pay. In addition, in June 1998, Sprint announced its intention to offer voice, data and video services over its nationwide asynchronous transfer mode network, which Sprint anticipates will significantly reduce its cost to provide such services. Sprint plans to bill its customers based upon the amount of traffic carried, irrespective of the time required to send the traffic or the traffic's destination.

     The Internet services market is highly competitive and we expect that competition will continue to intensify. Our competitors in this market include Internet service providers, other telecommunications companies, online services providers and Internet software providers.

OUR NEED TO COMPLY WITH EXTENSIVE GOVERNMENT REGULATION CAN INCREASE OUR COSTS AND SLOW OUR GROWTH

     Our networks and the provision of telecommunications services are subject to significant regulation at the federal, state and local levels. Delays in receiving required regulatory approvals or the enactment of new adverse regulation or regulatory requirements may slow our growth and have a material adverse effect upon us.

     The FCC exercises jurisdiction over us with respect to interstate and international services. We must obtain, and have obtained through our subsidiary, Competitive Communications, Inc., prior FCC authorization for resale, of international long distance services. Additionally, we file publicly available documents detailing our services, equipment and pricing, also known as "tariffs," with the FCC for both international and domestic long-distance services.

     State regulatory commissions exercise jurisdiction over us because we provide intrastate services. We are required to obtain regulatory authorization and/or file tariffs at state agencies in most of the states in which we operate. If and when we seek to build our own network segments, local authorities regulate our access to municipal rights-of-way. Constructing a network is also subject to numerous local regulations such as building codes and licensing. Such regulations vary on a city by city and county by county basis.

     Regulators at both the federal and state level require us to pay various fees and assessments, file periodic reports, and comply with various rules regarding the contents of our bills, protection of subscriber privacy, and similar matters on an on-going basis.

     We cannot assure you that the FCC or state commissions will grant required authority or refrain from taking action against us if we are found to have provided services without obtaining the necessary authorizations, or to have violated other requirements of their rules and orders. Regulators or others could challenge our compliance with applicable rules and orders. Such challenges could cause us to incur substantial legal and administrative expenses.

DEREGULATION OF THE TELECOMMUNICATIONS INDUSTRY INVOLVES UNCERTAINTIES, AND THE RESOLUTION OF THESE UNCERTAINTIES COULD ADVERSELY AFFECT OUR BUSINESS

     The Telecommunications Act provides for a significant deregulation of the domestic telecommunications industry, including the local exchange, long distance and cable television industries. The Telecommunications Act remains subject to judicial review and additional FCC rulemaking, and thus it is difficult to predict what effect the legislation will have on us and our operations. There are currently many regulatory actions underway and being contemplated by federal and state authorities regarding interconnection pricing and other issues that could result in significant changes to the business conditions in the telecommunications industry. We cannot assure you that these changes will not have a material adverse effect upon us.

THE  REGULATION  OF  INTERCONNECTION  WITH  INCUMBENT  LOCAL  EXCHANGE  CARRIERS
INVOLVES  UNCERTAINTIES,   AND  THE  RESOLUTION  OF  THESE  UNCERTAINTIES  COULD
ADVERSELY AFFECT OUR BUSINESS

     Although the incumbent local exchange carriers are required under the Telecommunications Act to unbundle and make available elements of their network and permit us to purchase only the origination and termination services that we need, thereby decreasing our operating expenses, such unbundling may not be done as quickly as we require and may be priced higher than we expect. This is important because we rely on the facilities of these other carriers to connect to our high capacity digital switches so that we can provide services to our customers. Our ability to obtain these interconnection agreements on favorable terms, and the time and expense involved in negotiating them, can be adversely affected by legal developments.

     A recent Supreme Court decision vacated a FCC rule determining which network elements the incumbent local exchange carriers must provide to competitors on an unbundled basis. We expect that the FCC will conduct a rulemaking to adopt new standards for unbundling of network elements in conformance with this decision. The implementation of these and other FCC rules may lead to further litigation. This may complicate our interconnection negotiations, and may adversely affect our existing agreements and operations.

THE REGULATION OF ACCESS CHARGES INVOLVES UNCERTAINTIES, AND THE RESOLUTION OF THESE UNCERTAINTIES COULD ADVERSELY AFFECT OUR BUSINESS

     To  the   extent  we   provide   long-distance,   often   referred   to  as
"interexchange," telecommunications service, we are required to pay access charges to other local exchange carriers when we use the facilities of those companies to originate or terminate interexchange calls. As a competitive local exchange carrier, we will also provide access services to other long distance service providers. The interstate access charges of incumbent local exchange carriers are subject to extensive regulation by the FCC, while those of competitive local exchange carriers are subject to a lesser degree of FCC regulation, but remain subject to the requirement that all charges be just, reasonable, and not unreasonably discriminatory. Disputes have arisen regarding the regulation of access charges and these may be resolved adversely to us.

     The FCC has made major changes in the interstate access charge structure. The manner in which the FCC implements and monitors these increased pricing flexibility changes could have a material adverse effect on our ability to compete in providing interstate access services.

     Some interexchange carriers, including AT&T, have also asked the FCC to take regulatory action to prevent competitive local exchange carriers from charging allegedly "excessive" access charges. Although no complaints have been filed against us, we will be providing access service to interexchange carriers and we could be subject in the future to allegations that our charges for this service are unjust and unreasonable. In that event, we would have to provide the FCC with an explanation of how we set our rates and justify them as reasonable. We can give no assurance that the FCC will accept our rates as reasonable. If our rates are reduced by regulatory order, this could have a material adverse effect on our profitability.

IF WE DO NOT CONTINUALLY ADAPT TO TECHNOLOGICAL CHANGE, WE COULD LOSE CUSTOMERS AND MARKET SHARE

     The telecommunications industry is subject to rapid and significant changes in technology, and we rely on outside vendors for the development of and access to new technology. The effect of technological changes on our business cannot be predicted. We believe our future success will depend, in part, on our ability to anticipate or adapt to such changes and to offer, on a timely basis, services that meet customer demands. We cannot assure you that we will obtain access to new technology on a timely basis or on satisfactory terms. Any failure by us to obtain new technology could cause us to lose customers and market share.

FUTURE SALES OF OUR STOCK BY EXISTING STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE

     After this offering, we will have approximately 4,918,561 shares of common stock outstanding. While certain of these shares are "restricted securities" under the federal securities laws, such shares are or will be eligible for sale subject to restrictions as to timing, manner, volume, notice and the availability of current public information regarding us. Sales of substantial amounts of stock in the public market, or the perception that sales could occur, could depress the prevailing market price for our stock. Sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that we deem appropriate.

OUR  FORWARD-LOOKING  STATEMENTS  MAY  MATERIALLY  DIFFER FROM ACTUAL  EVENTS OR
RESULTS

     This prospectus contains "forward-looking statements," which you generally can identify by our use of forward-looking words such as "believes," "expects," "may," "will," "should" or "anticipates" or the negative or other variations of such terms or comparable terminology, or by discussion of strategy that involve risks and uncertainties. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets, and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations support systems, changes in regulatory requirements and other statements contained in this prospectus regarding matters that are not historical facts.

     We caution you that these forward-looking statements are only predictions and estimates regarding future events and circumstances. We cannot assure you that we will achieve the future results reflected in these statements. The risks we face that could cause us not to achieve these results include, but are not limited to our ability to do the following in a timely manner, at reasonable costs and on satisfactory terms and conditions:

     - successfully market our services to current and new customers;

     - interconnect with and develop cooperative working relationships with incumbent local exchange carriers;

     - modify current billing, customer service, and back office systems to efficiently accommodate future requirements;

     - successfully and efficiently transfer new customers to our networks and access new geographic markets;

     - identify, finance and complete suitable acquisitions;

     - obtain necessary financing;

     - install new switching facilities and other network equipment; and

     - obtain leased fiber optic line capacity, rights-of-way, building access rights and any required governmental authorizations, franchises and permits.

     Regulatory, legislative and judicial developments could also cause actual results to differ materially from the future results reflected in such forward-looking statements. You should consider all of our subsequent written and oral forward-looking statements only in light of such cautionary statements. You should not place undue reliance on these forward-looking statements and you should understand that they speak only as of the dates we make them.

THERE HAS BEEN NO PRIOR MARKET FOR OUR COMMON STOCK. IF WE DON'T GET OUR STOCK LISTED FOR TRADING AFTER THE MERGER, WE WILL NOT HAVE SATISFIED THE PRIMARY OBJECTIVE OF THE MERGER TRANSACTION.

     Prior to this offering, you could not buy or sell our common stock publicly. We may not be able to secure a market maker to file an application to have our stock listed for trading. Even if we do, an active public market for our common stock may not develop or be sustained after the offering.

We expect the price of our common stock to be volatile. You may not be able to sell your stock for more than you paid for it.

The market price of the common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control, including:

o        quarterly variations in operating results;
o        changes in financial estimates by securities analysts;
o        changes in market valuation of telecommunications  companies;
o announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
o        loss of a major customer;
o failure to complete competitive local exchange carrier certification in selected market states;
o        additions or  departures  of key  personnel;
o any shortfall in revenue or net income or any increase in losses from levels expected by analysts;
o        future sales of common stock;  and
o stock market price and volume fluctuations, which are particularly common among highly volatile securities of telecommunications companies.

     In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management's attention and resources, which could have a material adverse effect on our business, operating results and financial condition.

WE WILL BE SUBJECT TO PENNY STOCK RULES THAT MAY MAKE IT MORE DIFFICULT FOR YOU TO SELL YOUR SHARES.

     Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Commission. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

     These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. As our shares immediately following the closing of the merger and listing of our stock be subject to such penny stock rules, our shareholders will in all likelihood find it more difficult to sell their securities.

                                MERGER APPROVALS

Approval of the merger

     On October 8, 1999, Michael T. Williams as the sole member of our board of directors approved the merger proposal. The majority of our stockholders approved the merger proposal on the same date.

     On December 15, 1999, your board of directors unanimously approved the merger proposal. The majority of your stockholders approved the merger proposal on the same date.

                               MERGER TRANSACTIONS

     The merger agreement provides that each outstanding share of Competitive Companies common stock, other than dissenting shares, as defined later in this document, will be exchanged for one share of Third Enterprise Service Group common stock. Immediately after the closing of the merger, the former holders of Competitive Companies common stock will hold in the aggregate 4,793,561 shares of Third Enterprise Service Group common stock, or approximately 97.5% of the shares of Third Enterprise Service Group common stock to be outstanding immediately after the closing of the merger, calculated assuming the issuance of all but 125,000 shares of Third Enterprise Service Group common stock to the Competitive Companies' shareholders in the merger.

     The agreement provides that at the closing of the merger, Third Enterprise Service Group will:

o        Reincorporate in Nevada
o        Change its name to Competitive Companies
o        Adopt Competitive Companies articles and bylaws
o Elect, effective upon the effectiveness of the merger, a new board of directors to consist of David Kline II, Larry Halstead, Michael
              Godfree, Jerry Woods, and *_____

     The agreement provides that Competitive Companies' shareholders who vote against the merger are entitled to dissenters' rights with respect to the proposed receipt of shares of Third Enterprise Service Group common stock as set forth in Nevada law. The agreement also provides for the payment to us of a Merger Fee in the amount of 125,000 to specify.

     None of the shares of Third Enterprise Service Group common stock outstanding prior to the closing of the merger will be converted or otherwise modified in the merger and all of such shares not otherwise returned to us as provided in the merger agreement will be outstanding capital stock of Third Enterprise Service Group after the closing of the merger.

     The merger will be consummated promptly after this information statement/prospectus is declared effective by the SEC and upon the satisfaction or waiver of all of the conditions to the closing of the merger. The merger will become effective on the date and time a properly executed articles of merger are filed with the offices of the secretary of state of Nevada. Thereafter, Competitive Companies will be merged with Third Enterprise Service Group, with the result that Competitive Companies will cease to exist and Third Enterprise Service Group will be the surviving corporation in the merger.

Effect on outstanding Competitive Companies' options.

     At the closing of the merger, Third Enterprise Service Group will assume all Competitive Companies' options outstanding immediately prior to the closing of the merger. In accordance with their terms, each Competitive Companies' options will become the right to acquire, on the same terms and conditions as were applicable to such Competitive Companies' options outstanding as of the closing of the merger, that number of shares of Third Enterprise Service Group's common stock to which the holder of such Competitive Companies' options would have been entitled to receive in the merger had such Competitive Companies' options been exercised in full prior to the closing of the merger. Following the merger, an aggregate of *** shares of Third Enterprise Service Group's common stock will be issuable upon the exercise of Competitive Companies' options.

     Competitive Companies does not have any outstanding debts that would be classified as convertible debt and affect this merger.

Fractional shares.

     As of the date of this information statement/prospectus, there were no fractional shares of Competitive Companies' common stock outstanding. Because each outstanding share of Competitive Companies' common stock will be entitled to receive one shares of Third Enterprise Service Group's common stock under the terms of the merger agreement, there will be no fractional shares issued in the merger.

Bulletin board listing

     Third Enterprise Service Group will be subject to the reporting requirements of the securities exchange act of 1934 after the merger as a result of its filing of a form 8-A electing to be a reporting company subject to the requirements of the 1934 act.

     Upon closing of the merger, Third Enterprise Service Group will seek to become listed on the over the counter bulletin board under the symbol "*symbol". If and when listed, the Competitive Companies' shareholders will hold shares of a publicly-traded Nevada corporation subject to compliance with the reporting requirements of the exchange act. Because the state of incorporation, articles and bylaws of Third Enterprise Service Group will be the same as those of Competitive Companies prior to the merger, the rights of shareholders of Competitive Companies will not change as a result of the merger.

Background of the merger

     Third Enterprise Service Group. As discussed under Third Enterprise Service Group Business, Third Enterprise Service Group was formed primarily to serve as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

Contacts between the Parties

     In November, 1998, Mr. Michael Godfree, Director of Competitive Companies, entered into discussions with Mr. Michael T. Williams, Third Enterprise Service Group's President. After some additional discussions between the parties, Competitive Companies indicated that it would be interested in discussing a possible business combination with one of Mr. Williams' acquisition companies he was contemplating forming, such as Third Business. Thereafter, there were numerous telephone conversations between the companies relating to various aspects of the potential merger, including in-depth discussions concerning the steps that needed to be taken to close the merger.

     Following these discussions, representatives of Third Enterprise Service Group and Competitive Companies negotiated the basic structure, terms and conditions of the merger. After having reached resolution on all open issues, a merger agreement was drafted and Competitive Companies convened a special meeting of its board of directors at which the agreement of merger and the other transactions required by the merger agreement were discussed and reviewed. Thereafter, the board of directors of Competitive Companies unanimously adopted and approved the agreement of merger and the transactions required by the merger agreement.

     On August 10, 1999, Michael T. Williams, as the sole director of Third Enterprise Service Group, approved the agreement of merger and the transactions required by the merger agreement. On August 11, 1999, the agreement of merger was executed and delivered by each of the parties.

     Neither of the respective boards of Directors of Third Enterprise Service Group or Competitive Companies requested or received, or will receive, an opinion of an independent investment banker as to whether the merger is fair, from a financial point of view, to Third Enterprise Service Group and its stockholders or to Competitive Companies and its shareholders.

Reasons for the merger

     Third Enterprise Service Group' reasons for the merger.

     In considering the merger, the Third Enterprise Service Group board took note of the fact that a merger with Competitive Companies would meet all of its business objective and thus determined that the merger proposal was fair to, and in the best interests of, Third Enterprise Service Group and the Third Enterprise Service Group's stockholders.

     Competitive Companies' reasons for the merger.

o             Increase the visibility of Competitive Companies' business,  which
              could  be  helpful  in  further  developing  and   commercializing
              Competitive Companies' products.

o Facilitate Competitive Companies' ability to raise capital in the public markets.

o Potentially improve Competitive Companies' shareholders' ability to sell their shares in the over-the-counter market.

Interests of certain persons in the merger

     Upon the closing of the merger, the current directors and executive officers of Competitive Companies will become the directors and executive officers of the surviving corporation.

Material Federal Income Tax Consequences

     The following discussion summarizes the material federal income tax consequences of the merger that are generally applicable to holders of Competitive Companies' common stock. This discussion is based on currently existing provisions of the Internal Revenue code of 1986, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to the Competitive Companies shareholders, as described herein.

     Competitive Companies' shareholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular shareholders in light of their particular circumstances, such as shareholders who are dealers in securities, banks or insurance companies, are subject to the alternative minimum tax provisions of the code, are foreign persons, are tax-exempt entities, are taxpayers holding stock as part of a conversion, straddle, hedge or other risk reduction transaction, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to, concurrently with or after the merger as a result of its filing of a form 8-A electing to be a reporting company subject to the requirements of the 1934 act, whether or not such transactions are in connection with the merger. Accordingly, all shareholders are urged to consult their own tax advisors as to the specific consequences of the merger to them, including the applicable federal, state, local and foreign tax consequences of the merger in their particular circumstances.

     Neither Third Enterprise Service Group nor Competitive Companies has requested, or will request, a ruling from the Internal Revenue Service, IRS, with regard to any of the federal income tax consequences of the merger. It is the opinion of Williams Law Group, P.A., counsel to Third Enterprise Service Group, that the merger will constitute a reorganization under Section 368(a) of the code. The tax opinion is based on certain assumptions, as well as representations received from Competitive Companies, Third Enterprise Service Group and certain shareholders of Competitive Companies and will be subject to the limitations discussed below. Of particular importance are the assumptions and representations relating to the continuity of interest requirement discussed below. Moreover, the tax opinions will not be binding on the IRS nor preclude the IRS from adopting a contrary position. The tax description set forth below has been prepared and reviewed by Williams Law Group, and in their opinion, to the extent such descriptions relates to statements of law, it is correct in all material respects.

     Subject to the limitations and qualifications referred to herein, and as a result of the merger's qualifying as a reorganization, the following federal income tax consequences should, under currently applicable law, result:

         No gain or loss will be recognized for federal income tax purposes by the holders of Competitive Companies common stock upon the receipt of Third Enterprise Service Group common stock solely in merger for such Competitive Companies common stock in the merger, except to the extent that cash is received by the exercise of dissenters' rights.

         The aggregate tax basis of the Third Enterprise Service Group common stock so received by Competitive Companies shareholders in the merger will be the same as the aggregate tax basis of the Competitive Companies common stock surrendered in merger therefore.

         The holding period of the Third Enterprise Service Group common stock so received by each Competitive Companies shareholder in the merger will include the period for which the Competitive Companies common stock surrendered in merger therefore was considered to be held, provided that the Competitive Companies common stock so surrendered is held as a capital asset at the closing of the merger of the merger.

     A holder of Competitive Companies common stock who exercises dissenters' rights with respect to a share of Competitive Companies common stock and receives a cash payment for such share generally should recognize capital gain or loss, if such share was held as a capital asset at the closing of the merger, measured by the difference between the shareholder's basis in such share and the amount of cash received, provided that such payment is not essentially equivalent to a dividend within the meaning of Section 302 of the code nor has the effect of a distribution of a dividend within the meaning of Section 356(a)(2) of the code after giving effect to the constructive ownership rules of the code. A sale of shares under an exercise of dissenters' rights generally will not be so treated if, as a result of such exercise, the shareholder exercising dissenters' rights owns no shares of capital stock of the Third Enterprise Service Group, either actually or constructively within the meaning of Section 318 of the code, immediately after the merger.

     Neither Third Enterprise Service Group nor Competitive Companies will recognize gain solely as a result of the merger.

     Characterizing the merger as a reorganization is dependent on certain requirements. One key requirement is that there is a continuity of interest with respect to the business of Competitive Companies. In order for the continuity of interest requirement to be met, shareholders of Competitive Companies must not, under a plan or intent existing at or prior to the closing of the merger of the merger, dispose of so much of their Competitive Companies common stock in anticipation of the merger, plus the Third Enterprise Service Group common stock received in the merger that the Competitive Companies shareholders, as a group, would no longer have a significant equity interest in the Competitive Companies business being conducted by the us after the merger.

     Competitive Companies shareholders will generally be regarded as having a significant equity interest as long as the Third Enterprise Service Group common stock received in the merger, in the aggregate, represents a substantial portion of the entire consideration received by the Competitive Companies shareholders in the merger. This requirement is frequently referred to as the continuity of interest requirement. If the continuity of interest requirement is not satisfied, the merger would not be treated as a reorganization. The law is unclear as to what constitutes a significant equity interest or a substantial portion. The IRS ruling guidelines require eighty percent continuity, although such guidelines do not purport to represent the applicable substantive law. Accordingly, certain Competitive Companies shareholders will be asked to execute and deliver to Competitive Companies a continuity of interest certificates prior to the closing of the merger. The continuity of interest certificates obtained from such shareholders contemplate that the eighty percent standard will be applied. If such requirement is not satisfied, the merger will not be treated as a reorganization.

     A successful IRS challenge to the reorganization status of the merger would result in significant tax consequences. For example,

o Competitive Companies would recognize a corporate level gain or loss on the deemed sale of all of its assets equal to the difference between the sum of the fair market value, as of the closing of the merger, of the Third Enterprise Service Group common stock issued in the amount of the liabilities of Competitive Companies assumed by Third Enterprise Service Group in the Competitive Companies' basis in such assets

o Competitive Companies shareholders would recognize gain or loss with respect to each share of Competitive Companies common stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, as of the closing of the merger, of the Third Enterprise Service Group common stock received in merger therefore.

In such event, a shareholder's aggregate basis in the Third Enterprise Service Group common stock so received would equal its fair market value and the shareholder's holding period for such stock would begin the day after the merger as a result of its filing of a form 8-A electing to be a reporting company subject to the requirements of the 1934 act is consummated.

     Even if the merger qualifies as a reorganization, a recipient of Third Enterprise Service Group common stock would recognize income to the extent that, for example, any such shares were determined to have been received in merger for services, to satisfy obligations or in consideration for anything other than the Competitive Companies common stock surrendered. Generally, such income is taxable as ordinary income upon receipt. In addition, to the extent that Competitive Companies shareholders were treated as receiving, directly or indirectly, consideration other than Third Enterprise Service Group common stock in merger for such shareholder's common stock gain or loss would have to be recognized.

     This discussion does not address the tax consequences of the merger to holders of Competitive Companies options, who, as a result of the merger, will receive Third Enterprise Service Group options. Holders of such securities should consult their tax advisors with respect to such tax consequences.

Termination.

At any time prior to the Effective Date, the merger agreement may be terminated, and the merger abandoned under certain circumstances, including:

o             By mutual consent of Third Enterprise Service Group and
              Competitive Companies.
o By either party if any of the other party's representations and warranties contained in the merger agreement shall be or shall have become inaccurate, or if any of the other party's covenants contained in the merger agreement shall have been breached.
o By either party if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger.
o By Competitive Companies if the special meeting shall have been held and the merger agreement shall not have been adopted and approved at such meeting by the required vote.
o By Competitive Companies if Competitive Companies reasonably determines that the timely satisfaction of any condition to its obligations to consummate the merger has become impossible or unlikely.

Dissenters' Rights

The following summary of dissenters' rights under Nevada law is qualified in its entirety by reference to section 92, Nevada Statutes.

  Competitive Companies stockholders who oppose the proposed merger will have the right to receive payment for the value of their shares as set forth in sections 92a.300 through 92a.500 of the Nevada law. Such dissenters' rights will be available only to stockholders of Competitive Companies who (i) before the vote to authorize the merger, notify Competitive Companies in writing of their intention to demand payment for their shares of Competitive Companies Common Stock and (ii) refrain from voting in favor of the merger. Voting against the merger will not constitute notifying Competitive Companies of the intention to demand payment if the merger is closed.

  A stockholder must exercise dissenters' rights for all of the shares that he or she owns of record. A stockholder who holds shares beneficially, and not of record, may assert dissenter's rights for the beneficially owned shares only by submitting a written consent of the stockholder of record along with the written notice of dissent. A stockholder exercising dissenter's rights with respect to shares that he or she owns beneficially may not exercise dissenter's rights for fewer than all the shares held by the owner of record.

  Since the vote to authorize the merger will take place by written consent, Competitive Companies will be required to notify by mail those stockholders who, by virtue of a timely notice of their intention to demand payment and having refrained from voting in favor of the merger, are entitled to payment for their shares. Dissenters notices must be sent no later than ten days after consummation of the merger. The notice must (i) state where demand for payment must be sent, (ii) state when certificates must be deposited, (iii) state the restrictions on transfer of shares that are not evidenced by a certificate once demand has been made, (iv) supply a form on which to demand payment, (v) set a date by which demand must be received, and (vi) include a copy of the relevant portions of the Nevada law.

  Unless a stockholder acquired his or her shares after Competitive Companies sends the dissenters notices, Competitive Companies must calculate the fair market value of the shares plus interest, and within 30 days of the date Competitive Companies receives the demand, pay this amount to any stockholder that properly exercised dissenters' rights and deposited certificates with Competitive Companies. If Competitive Companies does not pay within 30 days, a stockholder may enforce in court Competitive Companies' obligation to pay. The payment must be accompanied by (i) Competitive Companies' interim balance sheet,
(ii) a statement of the fair market value of the shares, (iii) an explanation of how the interest was calculated, (iv) a statement of dissenters' right to demand payment, and (v) a copy of the relevant portions of the Nevada Law.

  Within 30 days of when Competitive Companies pays a dissenting stockholder for his or her shares, the stockholder has the right to challenge Competitive Companies' calculation of the fair market value of the shares and interest due, and must state the amount that he or she believes to represent the true fair market value and interest of the shares. If Competitive Companies and the stockholder are not able to settle on an amount, Competitive Companies may petition a court within 60 days of making payment to the dissenting stockholder. If Competitive Companies does not either settle with the stockholder or petition a court for a determination within 60 days, Competitive Companies is obligated to pay the stockholder the amount demanded that exceeds Competitive Companies' calculation of fair market value plus interest. All dissenters are entitled to judgment for the amount by which the fair market value of their shares is found to exceed the amount previously remitted, with interest.

It is a condition to Competitive Companies ' obligations to consummate the merger that the holders of no more than 10% of the outstanding shares of Competitive Companies' common stock are entitled to dissenters' rights. If demands for payment are made with respect to more than 10%, of the outstanding shares of Competitive Companies' common Stock, and, as a consequence more than 10% of the shareholders of Competitive Companies become entitled to exercise dissenters' rights, then Competitive Companies will not be obligated to consummate the merger.

 Accounting Treatment

     For  accounting  purposes,   the  merger  will  be  treated  as  a  reverse
acquisition with Competitive Companies being treated as the acquiree for financial reporting purposes.


Merger Procedures

     Unless otherwise designated by a Competitive Companies shareholder on the transmittal letter, certificates representing shares of Third Enterprise Service Group common stock issued to Competitive Companies shareholders will be issued and delivered to the tendering Competitive Companies shareholder at the address on record with Competitive Companies. In the event of a transfer of ownership of shares of Competitive Companies common Stock represented by certificates that are not registered in the transfer records of Competitive Companies, the shares may be issued to a transferee if such certificates are delivered to the Transfer Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Transfer Agent that any applicable stock transfer taxes have been paid. If any certificates shall have been lost, stolen, mislaid or destroyed, upon receipt of:

o An affidavit of that fact from the holder claiming such certificates to be lost, mislaid or destroyed; o Such bond, security or indemnity as the surviving corporation and the merger agent may reasonably require; o Any other documents necessary to evidence and effect the bona fide merger, the merger agent shall issue to holder the shares into which the shares represented by such lost, stolen, mislaid or destroyed certificates have been converted.

Neither Third Enterprise Service Group, Competitive Companies, nor the Transfer Agent is liable to a holder of Competitive Companies' common stock for any amounts paid or property delivered in good faith to a public official under any applicable abandoned property law. Adoption of the merger agreement by the Competitive Companies' shareholders constitutes ratification of the appointment of the Transfer Agent.

     After the closing of the merger, holders of certificates will have no rights with respect to the shares of Competitive Companies common stock represented thereby other than the right to surrender such certificates and receive in merger the shares of Third Enterprise Service Group common stock to which such holders are entitled.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                                    OVERVIEW

     We are both a shared tenant service ("STS") provider and a competitive local exchange carrier ("CLEC"), seeking to be a premier provider of telecommunications services to multi-dwelling unit ("MDU") complexes, residential, and business users in major and secondary metropolitan areas across the United States. We offer an integrated set of cable television (multi-dwelling unit customers only), telecommunications products and services including local exchange, local access, domestic and international long distance, pre-paid local and long distance, calling cards, data and a full suite of Internet services. Our principal competitors are incumbent local exchange carriers ("ILECs"), such as the regional Bell operating companies and GTE Corporation operating units.

     We are developing our networks throughout the United States using what it refers to as a "limited build" approach. In contrast to the traditional network build-out strategy under which carriers install their own telecommunications switch in each market and then construct their own fiber optic networks to reach customers, Competitive Companies installs our own switch in most multi-dwelling unit complexes under contract with the apartment complex owner, but then leases other elements of the network from the ILECs. The smart build strategy specifically involves:

     - leasing existing ILEC copper wire connections throughout a local market area, also called the "local loop," which connect customers to the central offices or "hubs" of an ILEC network, and

     -  installing,   or   physically   locating,   transmission   equipment  in
multi-dwelling unit locations and these central offices to route customer traffic through them to our own switches.

     Locating equipment at multi-dwelling unit locations and at ILEC facilities, also known as "collocation," is central to the success of the limited build strategy. Using this concept, Competitive Companies has the ability to lease, on a monthly or long-term basis, local loop and other network elements owned by the ILEC. This enables us to reach a wide range of customers without having to build network connections to each one of them.

     Management believes that the limited build approach offers a number of competitive advantages over the traditional build-out strategy by allowing Competitive Companies to:

     - accelerate market entry by nine to eighteen months through eliminating or at least deferring the need for city franchises, rights-of-way and building access;

     - reduce initial capital expenditures in each market, allowing Competitive Companies to focus our initial capital resources on the critical areas of less expensive multi-dwelling unit switches, sales, marketing, and operations support systems, instead of on constructing extensive fiber optic networks to each customer;

     - improve return on capital by generating revenue with a smaller capital investment;

     - defer capital expenditures for network assets to the time when revenue generated by customer demand is available to finance such expenditures; and

    - address attractive service areas selectively throughout target markets and not just in those areas where Competitive Companies owns network transmission facilities.

     We believe that our limited build approach allows us to reduce our up-front capital expenditures to approximately 25% of the total capital expenditures required to develop such a network as compared with initial capital expenditures of approximately 50% under traditional build out models. The level of "up-front" capital required to be spent by us to develop a network will vary depending on a number of factors. These factors include: the size and geography of the market, the cost of development of our network in each market, the degree of penetration of the market, the extent of price and service competition for telecommunications services, regulatory and technological developments and our ability to negotiate favorable prices for purchases of equipment.

     Once traffic volume justifies further investment, we may lease unused fiber to which Competitive Companies adds our own electronic transmission equipment or construct our own fiber network. This unused fiber is known as "dark fiber" because no light is transmitted through it while it is unused. We believe that dark fiber is readily available in most major markets.

     Our wholly owned subsidiary, Competitive Communications, Inc., initially installed our first multi-dwelling unit switch in 1992 while operating as Western Telephone & Television and has since deployed additional switches at multi-dwelling unit complexes in California, Mississippi, and Alabama. We have had significant success in selling our services to customers, with penetration over 80% at each complex. The table below provides selected key operational data:


                                                                          AS OF                           AS OF
                                                                      SEPTEMBER 30,                   DECEMBER 31,
                                                                          1999                             1998
                                                                   --------------------      ---------------------

Multi-dwelling unit complexes...........................                    10                          8
Multi-dwelling unit passings1 serviced.......................            2,985                      2,279
Number of switches deployed..................................                8                          7
Telephone lines sold..................................................   2,391                      1,707
Cable television customers........................................         774                        783
Total Employees.....................................................        13                         10

     1A passing is an apartment unit in a multi-dwelling unit complex.

     Competitive Companies does not contract for installation of a switch in a multi-dwelling unit complex until it has raised the capital that it projects to be necessary to purchase the switch and operate that switch to the point at which operating cash flow from the installation is sufficient to fund the installation's operating costs and capital expenditures.

     Competitive Companies wholly owned subsidiary, Competitive Communications, Inc., commenced operations in February 1996. During the period from February 1996 to November 1998 Competitive Companies purchased one telephone switch that services two adjacent multi-dwelling unit complexes. During this period, Competitive Companies devoted substantial effort to developing business plans, initiating applications for governmental authorizations, hiring management and other key personnel, working on acquiring wholesale Internet services for resale, negotiating better long distance and local carrier rates with suppliers, modifying operating support systems to accommodate new markets, features, and services, acquiring equipment, consolidating corporate facilities, and negotiating interconnection agreements.

     Competitive Communications' predecessor, Western Telephone and Television, first provided services using company owned switch and transmission equipment in 1988 to customers in California. During the next eight years using direct purchases and partnerships it initiated facilities based multi-dwelling unit services under shared tenant services provisions in San Ramon, Freemont, San Jose, Hayward, Stockton, and Fair Oaks, California; and in Birmingham, Alabama; and Gulfport, Mississippi. Until the Telcom Act of 1996, we could only provide limited competitive services to our multi-dwelling unit customers. In the new regulatory environment created by the passage of the act management believes we will be able to increase revenues without substantially changing the way we do business. For example, interconnection agreements between Competitive Communications and incumbent local exchange carriers ("ILECs") will allow us to bill for services which were previously provided free of charge, such as:

-        Billing services for long distance carriers
-        Terminating incoming calls
- Providing information for other carriers to use in reference to operator and calling card services

    In addition to the added income provided by the act, management believes we will also benefit from significantly reduced expenses. Some examples of these savings are:

- A reduction in the cost of connection to the national network by as much as 85% - A reduction in the cost to complete calls by as much as 40% - Reduction or elimination of specialized services' expenses such as E-911 and directory listings.

     Management believes there are also operational advantages resulting from certification and interconnection. In the past, convincing residents on retrofit apartment properties to convert to our services was difficult, because it required a telephone number change. Number portability provided by the act eliminates this barrier. Management believes our use of this product will result in:

-        Accelerated penetration levels on retrofit properties
- The ability to keep customers after they move off the property. For example, if 4,000 units have a turn over ratio of 50%, and we keep only 20% of those vacating residents, in four years those 4,000 units will produce an additional 2,000 customers.
- The expansion of our network to include hotels, hospitals, and other large volume business near its core residential properties.
- The ability to provide local long distance, Internet and calling card services any where in the country.

     The act provided new opportunities for us to become a competitive local exchange carrier. Additionally, the growth of the Internet has also provided us with an opportunity to provide bundled services to both our multi-dwelling unit customers as well as residential and business customers. In February 1996, Western Telephone and Television was incorporated as Competitive Communications, Inc. in order to position the company for growth primarily in providing bundled telecommunications services including local and long distance calling, calling cards, and Internet services to residential and business customers; and, along with cable television, to multi-dwelling unit customers. The company has developed a business plan structured with one Public Utilities Commission-regulated company (Competitive Communications, Inc.), and one unregulated shared tenant services company (CCI Residential Services, a corporation to be formed in January 2000). Management believes this will provide the company with competitive advantages. As a competitive local exchange carrier, the regulated company is required to file tariffs and is burdened by government regulation. However, as a competitive local exchange carrier the regulated company receives significant rate discounts from the local exchange carrier and can take advantage of other special features including number portability which are only available to competitive local exchange carriers from the incumbent local exchange carriers. Number portability allows a customer to take his telephone number with him if he moves within the area servicing the prefix. Number portability will allow us to retain customers as they move from the multi-dwelling units where we provide their services to other areas within a city. Management believes this will significantly increase the number of customers without incurring additional marketing expenses. The regulated company will also sell local and long distance services to residential and business customers and to its sister company (CCI Residential Services) for resale to multi-dwelling unit customers. CCI Residential Services, when formed in January 2000, will have transferred to it the shared tenant services program and all of the multi-dwelling units currently being services by Competitive Communications. Under shared tenant services, CCI Residential Services will continue to provide the apartment customers with local and long distance telephone and cable television services (at complexes where the company has negotiate cable service agreement). These services along with Internet services will be purchased from Competitive Communications as the competitive local exchange carrier. This two company structure allows the company to reduce its telecommunication supplier costs, operate with reduced government regulatory requirements, increase services available to current and future customers, retain some of the customers when they move out of the serviced complexes, and provide an opportunity in the residential and business markets.

     In October 1996 Competitive Communications entered into an Interconnection Agreement with BellSouth Telecommunications, Inc. for interconnection services from BellSouth for the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee. On December 17, 1997, Competitive Communications was granted a Certificate of Public Convenience and Necessity to provide facilities and resale local and exchange telecommunications services as a competitive local exchange carrier in Mississippi. In April 1999, Competitive Companies announced that it had acquired two additional multi-dwelling unit properties in San Ramon, California. This added property and the funding raised under the private placement provided us with the resources to concentrate on and further develop and expand our California market. On September 16, 1999, Competitive Communications entered into an agreement with Advanced Family Safe Technologies, Inc. for the provisioning of direct Internet dial-up access with the option for Iceptur content control and related services for our customers. On December 9, 1999, we commenced accepting Internet dial-up customers.

     In October 1999, we requested of the California Public Utilities Commission to become a competitive local exchange carrier in California. In the event the approval of our request was delayed, in November 1999, we entered into an agency agreement with Coyote Metro, LLC. This allowed us to continue to develop our pre-paid, residential, and business telephone service for California. Management believes the pre-paid local and long distance services program will be released for sale on January 3, 2000. The residential and business local and long distance services will commence subsequent to the pre-paid program. On December 16, 1999, we were approved by the California Public Utilities Commission as a facilities and resale based competitive local exchange carrier. We have filed our tariffs and are awaiting approval.

Competitive Companies can earn significantly high margins if we purchase and own 100% of the multi-dwelling unit contract, instead of entering into minority share partnerships. For this reason we will focus on acquiring contracts without partnerships. In 2000 we plan to initially increase the number of multi-dwelling unit passings by purchasing properties from current partnerships and competitors that have already decided to concentrate on the business segment of their markets. We have already raised the necessary capital to begin these purchases. With the closing of this offering and of the credit facility, we plan to accelerate the purchase of these properties and install switches at newly contracted multi-dwelling units.

Cautionary Statement

     This registration statement on Form S-4 contains "forward-looking statements", as defined by the Private Securities Litigation Reform Act of 1995, in order to provide investors with prospective information about the Company. For this purpose, any statements which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes", "anticipates", "plans", "expects" and similar expressions are intended to identify forward-looking statements. There are a number of important factors which could cause the Company's actual results and events to differ materially from those indicated by the forward-looking statements. These factors include, without limitation, those set forth below under the caption "Certain Factors That May Affect Future Results".



                              RESULTS OF OPERATIONS

     During 1998, we generated $*** of revenue. The majority, $***, was local telephone service to multi-dwelling unit subscribers consisting of:

     - the monthly recurring charge for basic service;

     - usage based charges for local calls;

     - charges for services, such as call waiting and call forwarding;

     - to a lesser extent, non-recurring charges, such as charges for additional lines for an existing customer; and

    - to a lesser extent, non-recurring charges, such as charges for additional lines for an existing customer.


Since we operate under shared tenant services provisions for the multi-dwelling unit subscribers, we can bundle our local and long distance services. Customers who chose our local calling service are also required to subscribe to our competitively priced long distance services. If the customer does not want our long distance services as part of the bundled service, at his request we connect his service to the incumbent local exchange carrier who allows him to choose his long distance carrier. As of September 30, 1999, approximately 90% of all multi-dwelling unit subscribers selected our bundled service over the incumbent local exchange carrier and another long distance service provider.

Long distance revenues during 1998 amounted to $***. All other sources of revenue accounted for approximately $*** during 1998.

    During 1999, we anticipate an insignificant amount of revenue from business telephone customers and Internet customers, since these programs were only released in December 1999. Service for residential customers, pre-paid local and long distance will be commenced in first quarter 2000.

     The revenue yield, or revenue generated per line per month, was approximately $57.79 from January 1999 through November 1999. The revenue yield per cable television customer for the same period was approximately $29.38. During 2000 we expect to add a significant number of Internet subscribers at the multi-dwelling unit locations. However, we do not anticipate this will affect our switch capacity. Furthermore, since we have negotiated 800 toll free service for our subscribers we will not incur additional line costs and our subscribers can call toll free using the same number from anywhere in the United States.

    The revenue yield may increase during 2000 as a result of the additional services we plan to offer our subscribers. These services for our multi-dwelling unit subscriber include Internet dial-up service, high speed Internet access, number portability, caller identification, on-line payment for our services, a computer leasing program, and advertising revenue from advertisers on our web sites. Our plans to add business customers for local, long distance, and Internet service may also increase the revenue yield during 2000.

     Although our primary focus is on multi-dwelling unit subscribers where we negotiate long term (10-15 years) contracts with the property owners, these properties require significant up-front capital funding to purchase and install on-site switches for telephone service and headend equipment for cable television. In order to increase our customer base more rapidly with significantly less up-front funding, in 1999 we added Internet, and resale business and residential services to our market mix. We plan to use the increased revenue from these added markets to help fund the acquisition of additional, higher margin multi-dwelling unit installations.

     During 1999, Competitive Companies did not have sales of or revenue from installation of business customer premise equipment. We did not have revenue from system integration activities, wireless, or data services. We do not plan to sell customer premise equipment or wireless services in the foreseeable future.

     Acquisitions during 2000 may increase revenues and revenue yield. We have had discussions, and will continue to have discussions in the foreseeable future, concerning potential acquisitions of current partnership interests and multi-dwelling unit telephone and cable systems owned by other telecommunications services providers.

     For our resale business and residential customers, the systems that have historically been used to switch business and residential customers from their existing carrier to other carriers and to begin providing them service generally require multiple entries of customer information through computer systems ("electronic bonding") or by fax with the incumbent local exchange carrier. Electronic bonding is a method in which manual processing and faxing of information is replaced with electronic processing where our computer systems and those of other carriers communicate directly. Normally training by the incumbent local exchange carrier is required prior to our being able to accept business and residential customer transfers using electronic bonding. Until our personnel have received this training, we have an agreement for Coyote Metro, LLC, to provide this service to us as part of our agency agreement with them. We have also identified another source which provides electronic bonding for very reasonable fees on a nation-wide basis to competitive local exchange carriers. For our multi-dwelling unit customers, we have our own in-house computer system and software which electronically bonds to our switches located at the properties. We can remotely connect and disconnect telephone or television service and features for on-property subscribers.

     The costs to lease local loop lines and high capacity digital lines from the incumbent local exchange carriers vary by incumbent local exchange carrier and are regulated by state authorities under the Telecommunications Act of 1996. We believe that in many instances there are multiple carriers in addition to the incumbent local exchange carrier from which we can lease high capacity lines, and that we can generally lease those lines at lower prices than are charged by the incumbent local exchange carrier. We expect that service to most of our business and residential subscribers will be through local resale and will not involve leased lines or the costs associated with them.

     In constructing our initial switching and transmission equipment and cable headends for a new multi-dwelling complex, we capitalize only the non-recurring charges associated with our initial equipment purchase, installation and construction. Costs related to operations are expensed monthly as they occur.
Typically, on a new multi-dwelling unit complex, we experience an initial negative cash flow for an average of 4-6 months until we have achieved sufficient penetration to cover fixed monthly expenses. This normally occurs between 45-55% penetration of passings.

     As we expand and install switches that are co-located with the incumbent local exchange carrier and provide facilities based business and residential telephone services, we expect "reciprocal compensation" costs to be a increasing portion of our cost of services. We must enter into an interconnection agreement with the incumbent local exchange carrier in each market to make widespread calling available to our non-multi-dwelling unit customers. These agreements typically set the cost per minute to be charged by each party for the calls that are exchanged between the two carriers' networks. Generally, a carrier must compensate another carrier when a local call by the first carrier's customer terminates on the second carrier's network. These reciprocal compensation costs will grow for Competitive Companies as our customers' outbound call volume grows. We expect, however, to generate increased revenue from the incumbent local exchange carriers as inbound calling volume to our customers increases. If our customers' outbound call volume is equivalent to their inbound call volume, our interconnection costs paid to the incumbent local exchange carriers will be substantially offset by the interconnection revenues we receive from them.

     The cost of securing long distance service capacity will increase as our customers long distance calling volume increases. We expect that these costs will be a significant portion of our cost of long distance services. We have entered into two resale agreement with long distance carriers to provide us with the ability to provide our customers with long distance service. We expect to enter into resale agreements for long distance service with other carriers in the future. Such agreements typically provide for the resale of long distance services on a per-minute basis and may contain minimum and maximum volume commitments. The current resale agreements currently have minimum volume commitments that we have always met. If we agree to minimum volume commitments and fail to meet them, we may be obligated to pay underutilization charges. Neither of these agreements, have a maximum volume of use commitment.

     Competitive Companies expects to leases high capacity digital lines for our Internet service. The costs of these lines will increase as we opens new markets.

     Selling, general and administrative expenses through September 30, 1999, was $*** compared to $*** for all of 1998. These expenses included: selling, general and administrative expenses include salaries and related personnel costs, facilities costs, legal and consulting fees, and expenses related to our private placement offering. The number of employees increased from 10 as of December 31, 1998 to 13 as of September 30, 1999.

     We have not employed any account executives, major account managers or sales engineers in the past. We expect to hire very few of these in the future. We intend to use primarily agents to sell our business and residential services. We plan to increase media advertising as we bring to market our pre-paid local and long distance program and our Internet service. As we continues to grow in terms of number of customers and call volume, we expect that ongoing expenses for customer care and billing will increase.

     The magnitude of our net loss for 1998 is principally due to ***

     Depreciation expense for 1998 was $***. This was primarily due to depreciation of switching and headend equipment at multi-dwelling unit installations. This included both purchased equipment and depreciable portions of leased equipment.

     Interest expense for the year ended December 31, 1998, was $***. Interest expense recorded during 1998 reflects ***

     Our net ***loss/profit*** for 1998, after ***, was $*** and was $*** for the nine month period ending September 30, 1999. After deducting
***, the net ***loss/profit*** applicable to common stock was $*** for the year ended December 31, 1998.

     Many securities analysts use the measure of earnings before deducting interest, taxes, depreciation and amortization, also commonly referred to as "EBITDA," as a way of evaluating telecommunications companies and other companies that have inherently high initial capital investment requirements. Telecommunications companies initial capital investments are high due to the expenses incurred in developing their network of switches, securing nterconnection agreements, and meeting regulatory requirements. We had EBITDA ***loss/profit*** of $*** and $*** for the year ended December 31, 1998 and for the period ending September 30, 1999, respectively. In calculating EBITDA, We also excludes the non-cash charges to operations for management ownership allocation charge and deferred stock compensation expense totaling $*** and *** for the year ended December 31, 1998 and for the period ending September 30, 1999, respectively.

     We do not expect to continue to experience increasing operating losses and negative EBITDA as a result of our development activities and as we expands our operations. We expect to achieve positive EBITDA in the first quarter of 2000 ***Have we already achieved?***

                         LIQUIDITY AND CAPITAL RESOURCES

     Our financing plan is predicated on the pre-funding of each multi-dwelling unit switch installation to positive free cash flow. By using this approach, Competitive Companies avoids being in the position of seeking additional capital to fund the multi-dwelling unit installation after we have already made significant capital investment in it. We believe that by raising all required capital prior to making any installation commitments, we can raise capital on more favorable terms and conditions.

     In developing our network, we plan to install switches networks in 110 multi-dwelling units in the western and southwestern United States to provide local and long distance telephone service, calling cards, Internet services, and cable television. Although we can cost justify installing switches in multi-dwelling units with as few as 100 passings (apartments), the average multi-dwelling unit we select will be approximately 400 passings. We will simultaneously develop our business and residential markets in the local areas around these switches in order to take advantage of the excess telecommunications carrying capacities of our switches.

    Over the next five years (2000 through 2004), we estimate that we will need approximately $600 million to $700 million to install these switches, construct our network, and provide services to additional business and residential customers. Of this, we estimate $545 million to $645 million will be provided through lease financing, cost control, and re-invested earnings. We intend to secure the remaining approximately $55 million through capital investment over the next three years. We have raised approximately $1.2 million in total capital through a private placement since our inception. We believe that the proceeds from this offering and the lease programs expected to be available, together with existing cash, will be sufficient to fund our operating and capital requirements.

     We may decide to seek additional capital in the future to expand our business and sources of additional financing may include vendor financing and/or the private or public sale of our equity or debt securities. We cannot assure you, however, that such financing will be available at all or on terms acceptable to us, or that our estimate of additional funds required is accurate.

     The actual amount and timing of our future capital requirements may differ materially from our estimates as a result of, among other things:

     - the cost of the development of our networks in each of our markets;

     - a change in or inaccuracy of our development plans or projections that leads to an alteration in the schedule or targets of our roll-out plan;

     - the extent of price and service competition for telecommunications services in our markets;
     - the demand for our services;

     - regulatory and technological developments, including additional market developments and new opportunities, in our industry;

     - an inability to secure lease funding; and

     - the consummation of acquisitions.

     Our cost of installing our switches, developing our networks and operating our business, as well as our revenues, will depend on a variety of factors, including:

     - our ability to meet our roll-out schedules;

     - our ability to negotiate favorable prices for purchases of equipment;

     - our ability to develop, acquire and integrate the necessary operations support systems and other back office systems;

     - the number of customers and the services for which they subscribe;

     - the nature and penetration of new services that we may offer; and

     - the impact of changes in technology and telecommunication regulations.

     As such, actual costs and revenues may vary from expected amounts, possibly to a material degree, and such variations are likely to affect our future capital requirements.

     Competitive Companies made capital expenditures of $*** and $*** during 1998 and the first three quarters of 1999, respectively, for property, plant, equipment, software and hardware necessary in conducting its business. We also used capital during 1999 to fund our operations.

     On September 30, 1999, we had switching equipment located in 8 multi-dwelling units with a total of 3,980 passings (apartments). We anticipate that we will install 110 more switches during 2000, bringing the cumulative total passings to approximately 47,980. Under our current business plans, we plans to make approximately $20.6 million in capital expenditures in 2000, primarily for the purchases and installation of switching and transmission equipment.

     As of September 30, 1999, we had approximately $*** of cash.

     Our earnings through the third quarter ended September 30, 1999, and for the period from inception on ***, 1998, through December 31, 1998, were insufficient to cover fixed charges by approximately $*** and $***, respectively.

     Our earnings would have been insufficient to cover fixed charges by approximately $*** and $***, through the third quarter ended September 30, 1999, and for the period from inception on ***, 1998 through December 31, 1998, respectively.

                         YEAR 2000 READINESS DISCLOSURE

                             Our State of Readiness

     We have defined Year 2000 compliance as follows:

     Information technology time and date data processes, including, but not limited to, calculating, comparing and sequencing data from, into and between the 20th and 21st centuries contained in our software and services offered through the us, will function accurately, continuously and without degradation in performance and without requiring intervention or modification in any manner that will or could adversely affect the performance of such products or the delivery of such software and services as applicable at any time.

     Our internal systems include both information technology systems and non-information technology systems. We have initiated an assessment of our proprietary information technology systems, and have completed remediation and testing of all information technology systems. With respect to information technology systems provided by third-party vendors, we have sought assurances from such vendors that their technology is Year 2000 compliant. All of our material information technology system vendors have replied to inquiry letters sent by us stating that they are Year 2000 compliant.

     We have evaluated our non-information technology systems for Year 2000 compliance. We have not, to date, discovered any material Year 2000 issues with respect to our non-information technology systems.

     We have contacted our switch suppliers whose products are used at our multi-dwelling unit properties, and have purchased Year 2000 compliant software and hardware modifications. To date, we have installed and tested all of our switches with these modifications. All switches have functioned properly during the test and continue to function properly.

     Our customers are individual Internet users, and, therefore, we do not have any individual customers who are material to an evaluation of Year 2000 compliance issues.

     The Costs to Address Year 2000 Issues

              The costs to make software and hardware Year 2000 compliant upgrades has been approximately $13,450. Although we expect to incur additional expenses, we do not expected these expenses to be material. Nonetheless, we may experience material unexpected costs caused by undetected errors or defects in the technology used in our systems or because of the failure of a material supplier to be Year 2000 compliant.

     Risks Associated With Year 2000 Issues

              Notwithstanding our Year 2000 compliance efforts, the failure of a material system or vendor used in our software and service, or the Internet generally, to be Year 2000 compliant could harm the operation of our telecommunications services or prevent us from generating revenues or sales through our telecommunications services, or have other unforeseen, adverse consequences to the company.

     Finally, we are also subject to external Year 2000-related failures or disruptions that might generally affect industry and commerce, such as utility or transportation company Year 2000 compliance failures and related service interruptions. Moreover, participating vendors in our services might experience substantial slow-downs in business if consumers avoid products and services such as air travel both before and after January 1, 2000, arising from concerns about reliability and safety because of the Year 2000 issue. All of these factors could have a material adverse effect on our business, financial condition and results of operations.

     Contingency Plans

     We are engaged in an ongoing Year 2000 assessment and the development of contingency plans. The results of our Year 2000 simulation testing and the responses received from third-party vendors and service providers have been taken into account in determining the nature and extent of any contingency plans. We have identified our worst-case scenario as the interruption of our business resulting from Year 2000 failure of the vendors to provide services. We have completed our worst-case scenario contingency plan. This plan includes re-routing telecommunications services through back-up providers, having corporate staff personnel on standby to test communication channels and handle any problems which can be addressed through the system network, having technicians on standby to travel to any switch locations which may experience interruption in service.

                         COMPETITIVE COMPANIES BUSINESS

We seek to be a premier provider of telecommunications services to residents of multiple dwelling unit buildings, most commonly called apartment complexes, and other users, including business and residential, in major metropolitan areas across the United States. We offer an integrated set of telecommunications products and services including local exchange, local access, domestic and international long distance, enhanced voice, data and Internet services. We generally price these services at a discount of 5% to 10% below the prices charged by the incumbent local exchange carriers. As a competitive local exchange carrier in each of our markets we compete primarily with the incumbent local exchange carriers (ILECs), such as PacBell, BellSouth and Southwestern Bell, which have historically had a monopoly in providing local, wireline phone service.

Our business was founded in 1985 by a management team led by David Kline, Sr., the former President, Chief Operating Officer and co-founder of Superior Communications, Inc.

     We believe that the Telecommunications Act, by opening the local exchange market to competition, has created an attractive opportunity for new facilities-based competitive local exchange carriers like us. Most importantly, the Telecommunications Act stated that these carriers, known as CLECs, should be able to lease the various elements of the ILECs' networks, which are necessary for the cost-effective provision of service. This aspect of the Telecommunications Act, which is referred to as "unbundling" the ILEC networks, has enabled us to deploy digital switches with local and long distance capability, and will allow us to lease deployed wire and fiber optic lines from the ILECs, other CLECs, and other telecommunications companies to connect our switch with the ILEC, other CLECs and the Internet backbone. Once traffic volume growth justifies further capital investment, we may lease dark fiber or construct our own fiber network.

     We have developed procedures, together with a billing and back office systems called Hartline that we believes will provide us with a significant competitive advantage in terms of reducing costs, processing large volumes of order and providing customer service. The Hartline systems enable us to enter, schedule and track a customer's order from the point of sale to the installation and testing of service. It also includes: trouble management, inventory, billing, collection and customer service.

     In each state where we operate as a competitive local exchange carrier, we will electronically bond to the ILEC either directly or through third party services that are currently available at very competitive rates. Electronic bonding is the on-line and real-time connection of our operations support systems with those of the ILECs. This will allow us to create service requests on-line, leading to faster installations of residential and business customer orders through a reduction in errors associated with multiple manual inputs. (Multi-dwelling unit customers are services completely by our proprietary Hartline system which does not require electronic bonding with other carriers.) For our business and residential customer, we expect electronic bonding to improve productivity by decreasing the period between the time of sale and the time a customer's line is installed in our network. In addition, we expect that the simplified process will reduce selling, general and administrative costs.

          There is an estimated 60 million MDU passings in the United States. 20 million of these MDUs have over 100 passings. The MDU market is a $20 billion annual emerging telecommunications market, and is anticipated to be for decades to come. Our business plan covers most of the largest metropolitan areas in the U.S. Initially, we will concentrate on the western, southwestern, and southern United States. The order in which we development of our market will depend on where we acquire the most lucrative contracts with multi-dwelling unit owners. Of the MDUs with over 100 passings, we estimate that fewer than 1,000,000 are using combined private telephone and television systems. Each month we receive requests from owners of multi-dwelling units from all over the United States that meet the installation criteria for our switches and service. Signing these contracts is contingent on having sufficient capital to provide for the cost of installing the switching equipment and covering initial negative cash flow until the subscriber base is high enough to cover operating costs. Business and residential access lines, will be added in the areas near these switches and services either through our own facilities based switches or through resale interconnection agreements with the ILECs. As of September 30, 1999, we have installed switches in multi-dwelling unit complexes in three states including California, Mississippi, and Alabama.

                                BUSINESS STRATEGY

     To accomplish our goal of becoming a premier provider of bundled telecommunications services to MDUs, business and residential customers, we have developed a customer-focused business strategy designed to achieve significant market penetration and deliver superior customer care while maximizing operating margins. The key components of this strategy include the following:

     Leverage Proven Management Team. Our veteran management team has extensive experience and past successes in the telecommunications industry. We believe that our ability to combine and draw upon the collective talent and expertise of senior management gives us a competitive advantage in the effective and efficient execution of network deployment, sales, provisioning, service installation, billing and collection, and customer service functions.

    David Kline II and other key Competitive Companies executives have significant experience in the critical functions of network operations, sales and marketing, back office and operations support systems, finance and regulatory affairs.

     Operate As Both A Regulated And Unregulated Carrier. Unlike many of our competitors, we operate with both a regulated and non-regulated company. Competitive Communications, Inc. (CCI) being regulated and CCI Residential Services, Inc. being unregulated.

     Under the Telecommunications Act of 1996, our regulated competitive local exchange carrier or "CLEC" company, Competitive Communications, can receive significantly discounted prices from the existing or incumbent local exchange carrier (ILEC), thereby reducing our costs compared to the prices we would have to pay without having CLEC status. As a regulated CLEC, CCI purchases and deploys class 4 telephone switching equipment and leases transmission capacity from competitive access providers (CAPS), other CLECs and incumbent local exchange carriers (ILECs) then provides telecommunications services to business and residential customers and to CCI Residential Services. In this manner, CCI can provide CCI Residential Services with certain features (like number portability) which are not currently available to non-CLEC companies. By owning our switches, we are able to better configure our network to provide cost-effective solutions for our customers' telecommunications needs. By leasing transmission capacity, we can:
         - reduce up-front capital expenditures
         - avoid risks of "stranded" investment in under-utilized cable/fiber networks
         - enter markets and generate revenue and positive cash flow more rapidly
         - negotiate reduced rates since there are normally several cable/fiber suppliers in each market area.

     Our other company, CCI Residential Services, is a non-regulated Shared Tenant Service company, and as such, can sign individual agreements with property owners allowing for payments to the property owner of a portion of the revenue Competitive Residential receives from the MDU residents on the owner's property.

     Target Customers with Integrated Service Offerings. As a CLEC, CCI focuses principally on providing business and residential customers with telecommunications services, and on providing Competitive Residential Services with local telephone services. Both CCI and CCI Residential Services (CCIRS) will focus principally on providing their respective end user customers with bundled local, long distance, calling card. Internet, and cable television (CCIRS only) services. We offer "one-stop shopping" by giving our customers the ability to purchase a comprehensive package of communications services from a single supplier. We also offer convenient integrated billing and a single point of contact for sales and service. We offer the following services in most of our markets:

     CCI (as a regulated CLEC):

- local and long distance pre-pay and post-pay services to business and non-MDU residential customers,

-        calling cards to business and non-MDU residential customers,

-        Internet services to business and non-MDU residential customers,

-        Internet content control software,

-        local area network interconnection, and

-        resale of ILEC services.

    CCIRS (as a non-regulated shared tenant service provider):

-        local and long distance services to MDU customers,

-        calling cards to MDU customers,

-        Internet services to MDU customers,

-        Internet content control software, and

-        Cable/satellite television services to MDU customers.

In addition, we expect to offer the following services beginning in 2000:

- frame relay, a high speed data service used to transmit data between computers and designed to operate at higher speeds, and

- Integrated Services Digital Network ("ISDN"), an internationally agreed upon standard which, through special equipment, allows two-way, simultaneous voice and data transmission in digital formats over the same transmission line.

- Digital Subscriber Lines ("DSL"), which allow high speed digital connection for carrying voice and data traffic over copper lines,

- carry long distance traffic for other carriers using the excess capacity of our switches,

-        web page design, and

-        web server hosting.

     These comprehensive services are generally not available from the ILECs, or available only at high prices. By offering a comprehensive package of communications services together with traditional local and long distance services, we believe that we can accelerate our ability to establish new customer accounts and reduce the number of customers who discontinue our services and switch to other telecommunications providers.

     We focus primarily on capturing a significant portion of these customers' local exchange, intraLATA toll, which are the calls that fall within a local service area, and data traffic. Although we will principally target MDU's in markets where we believe we can achieve significant market penetration by providing superior customer care at competitive prices, we augment our core business strategy by offering rebates to MDU's owners who sign exclusive contracts with us.

     Utilize "Limited Build" Strategy to Maximize Speed to Market and Minimize Investment Risk. We will continue to pursue what we refer to as a "limited build" strategy. Under this strategy, we

- purchase and install class 5 switches in MDUs where we have contracts with the owner of the MDU ;

-        locate our hub equipment (class 4 switches) in or near the central
office facilities of incumbent local exchange carriers;    and

- lease unbundled network elements from the incumbent local exchange carriers or resell services until growth justifies our ownership of additional network assets.

     Once traffic volume justifies further investment, we may then lease dark fiber or construct our own fiber network.

     We believe that this limited build strategy offers a number of economic benefits. First, the strategy allows us to enter into a new market in a six- to nine-month time frame, less than half the 18-24 months generally required under the traditional "build first, sell later" approach required before the Telecommunications Act established a framework for CLECs to acquire unbundled network elements. We believe that this limited build strategy has the additional advantage of reducing initial capital requirements in each market, allowing us to focus our initial capital resources on the critical areas of sales, marketing and operations support systems, instead of on constructing extensive fiber optic networks to each customer.

     We are currently implementing this limited build strategy in the three states where we are now operating: California, Mississippi, and Alabama. We presently have class 5 switches at all MDU locations. We lease high capacity circuits to connect the central office facilities of incumbent local exchange carriers with our MDU switches. In California, we are moving to the next stage of our limited build strategy, and have begun marketing our Internet services and pre-paid residential program using agency agreements with an Internet service provider and another CLEC. We recently received our CLEC certification in California. We anticipate our tariffs will be approved in January 2000. At that time we will market our services directly to addition business and residential customers. As the number of our Internet subscribers increase, it will become cost effective to install our own Internet servers in 2000.

     Achieve Broad Coverage of Attractive Areas within Each Targeted Market. As a result of the substantial up-front capital requirements necessary to construct metropolitan area fiber networks, CLECs have traditionally limited their initial networks to highly concentrated downtown areas, which limits their ability to provide service to customers in other attractive, but geographically dispersed, markets. When we initially penetrate a market, we do so by signing a contract with an MDU owner. This is done after completing an analysis of the property to include size, class, occupancy turn-over rate, percent of occupancy, and credit profile of tenants; rates charged by ILEC; tenant satisfaction with current telecommunication providers; cable/satellite agreements; potential for passing other carriers traffic; and using FCC and demografic data to determine concentration of potential business and residential customers in the serviced area. We use this analysis, together with estimates of the costs and potential benefits of addressing particular service areas to:

     - identify attractive markets;

     - determine the optimal concentration of areas to be served; and

     - develop our schedule for deploying and expanding our network.

     This will enable us to address the most attractive service areas throughout each of our target markets, such as suburban apartment complexes, without having to construct our own fiber network to the customer premises in each of these areas.

     Maximize Operating Margins by Emphasizing Facilities-Based Services. We believe that by using our own facilities (class 5 switches at the MDUs and class 4 hub switches co-located with the ILEC) to provide local exchange, local access, and long distance service, we should generate significantly higher gross margins than we could obtain by reselling services provided entirely on another carrier's facilities. As a result, we focus our marketing activities on areas where we can serve customers through a direct connection using unbundled loops or high capacity circuits connected to our facilities. We generally resell ILEC services only to provide initial service until installation of the class 4 switch becomes cost effective and subsequently to provide comprehensive geographical service coverage to customers with multiple sites where the customer is physically connected to our switches and which can be addressed by our facilities-based services. We will also resell ILEC services to a few off-switch sites, which can be addressed only by reselling these services.

     Build Market Share by Focusing on Agent Program Sales. We have developed and are presently implementing an agent program to sell to business and residential customers. By using this approach, we hope to rapidly increase our market share, particularly among small and medium-sized businesses. We believe that ILECs have generally neglected to target small and medium-sized business customers. Our sales management team is experience in managing a large number of agents in the telecommunications and data networking industries.

Additionally, we believe that we can attract and retain highly qualified sales agents by offering them the opportunity to:

- participate in the potential economic returns made available through a results-oriented commission package and stock options;

- market a comprehensive set of products and services and customer care options; and

- work with an experienced, success-proven, and customer service oriented company.

     Expand the use the Hartline Billing and Automated Back Office Systems. For our MDU customers, our processes are presently automated. For our non-MDU customers, we intend to automate most of the processes involved in switching a customer to our networks. Our goal is to accelerate the time between customer order and service installation, reduce overhead costs and provide exceptional customer service. To achieve this goal, we are continuing to develop and enhance the Harline System to support the growth of our operations into the non-MDU markets. We will initially use our agency agreements and third party providers to electronically bond with the incumbent local exchange carriers. Upon our becoming a CLEC in each state, our staff personnel will attend the required training so that we can provide our own electronic bonding to the applicable ILECs. The Hartline system will be modified as needed by our experienced information technology professionals to accommodate any required changes need to interface with the specific ILECs system. With electronic bonding, we should be able to provide better customer care since we can more readily pinpoint any problems with a customer's order.

 Maintain Exceptional Customer Service. We may be the only telecommunications service provider not using automated attendants and voice mail in lieu of real people to answer our customer service lines. We plan to maintain this human touch for quality customer service, communications and problem solving for all of our MDU, business, and residential customers.


                               MARKET OPPORTUNITY

     U.S. Census Bureau data indicates that the United States communications services market, including cable television, but excluding Internet access and content, in 1997 totaled approximately $256 billion in annual revenue. As depicted on the chart below, wireline telecommunications services, other than Internet access and content, purchased by residential users accounted for about 56%, or approximately $143 billion, of the total U.S. market in 1997:

We focus our primary sales efforts on MDUs with over 100 units. We believe that this market is significant, in that: (i) there are over 60 million MDU doors (a single apartment unit, dormitory room, or condominium unit) with each door represents one customer of an MDU; and (ii) of these doors, over 20 million are in properties with over 100 units.

     Traditional voice traffic accounted for the vast majority of residential communications revenue in 1997, with local exchange and exchange access accounting for over half of the total non-residential wireline telecommunications market, excluding Internet access and content. Due to its rapid growth, estimates of data and Internet services revenue are not as well established as those relating to traditional voice traffic communications. However, We believe that a significant market opportunity exists for providers of both residential and non-residential Internet services.

     We believe that the rapid opening of the local market to competition, accelerated growth rates in local traffic related to increases in Internet access, the desire for multiple suppliers by large businesses, and the desire for "one-stop shopping" by consumers, presents an opportunity for new entrants to achieve product differentiation and significant penetration into this very large, established market. Success in this environment will, in the opinion of management, depend primarily on speed-to-market, marketing creativity, superior customer service, and a CLEC's ability to provide competitively priced services rapidly and accurately and to issue concise, accurate integrated billing statements.

                         OUR TELECOMMUNICATIONS SERVICES

     We tailor our service offerings to meet the specific needs of the MDU's, business, or residential customers in our target markets. Management believes that our close contact with customers developed through our customer service approach will enable us to tailor our service offerings to meet customers' needs and to creatively package our services to provide "one-stop shopping" solutions for those customers.

     Local Exchange Services. We offer local telephone services, including local dial tone as well as other features such as:
-        call forwarding;

-        call waiting;

-        dial back;

-        caller ID;

-        speed dialing;

-        calling cards;

-        three way calling;

-        E-911; and

-        voice mail.

     By offering dial tone service, We also receives originating and terminating access charges for interexchange calls placed or received by our subscribers.

     Class 5 Switches/Shared Tenant Services. In MDU's, a feature-enhanced class 5 switches are among the most cost efficient means of providing telephone services. A class 4 switching system can be located within an MDU or office building. In addition to the local exchange features mentioned above these switches can also provide: wake-up call service, and music on hold. Under shared tenant services provisions, we are also able to offer our MDU customers a choice of long distance rates comparable to the major long distance providers's programs.

     Integrated Services Digital Network and High Speed Data Services. Beginning in 2000, we expect to offer high speed data transmission services, such as:

- wide area network interconnection, which are remote computer communications systems that allow file sharing among geographically distributed workgroups; wide area networks typically use links provided by local telephone companies; and

- broadband Internet access, also known as "wideband," which allows large quantities of data to be transmitted simultaneously.

     These services may be provided via frame relay and dedicated point-to-point connections. In order to provide these services, We intend to use leased high capacity connections, such as multiple DS-1, DS-3, T1 or T3 connections, to medium- and large-sized business customers. We may also employ DSL and/or ISDN connections over unbundled copper wire connections to smaller business users whose telecommunications requirements may not justify such high capacity connections or which are located in areas where T1 connections are not available.

     Interexchange/Long Distance Services. We offer a full range of:

     - domestic long distance services, such as:

      -- interLATA, which are calls that pass from one "Local Access and Transport Area" or "LATA" to another, and such calls must be carried across the LATA boundary by a long-distance carrier,

      -- intraLATA, which is a call that falls within the local service area of a single local telephone company, and

     - international long distance services.

     These services include "1+" outbound calling, inbound toll free service, and such services as calling cards, operator assistance, and conference calling.

     Enhanced Internet Services. We presently offer dial-up Internet access services via conventional modem connections, and content control software that can be used to filter out selected materials, i.e., pornographic and hate oriented. In 2000, we expect to offer dedicated, high speed Internet access services, including: ISDN, T1, and DSL. Dedicated access services are telecommunications lines dedicated or reserved for use by particular customers.

     Web Site Design and Hosting Services. We plan to offer web site design services and Web site hosting on our own computer servers to provide customers with a complete, easy to use key solution that gives them a presence on the World Wide Web.

                           SALES AND CUSTOMER SUPPORT

     We offer an integrated package of local exchange, local access, domestic and international long distance, enhanced voice, data, and a full suite of Internet services to MDU resident, non-MDU residents and business customers.

     Our MDU market is addressed through the direct marketing efforts of our sales and marketing team. Since contracting with an MDU is normally the first step in penetrating a new geographical market, this approach provides us with the opportunity to full analyze both the MDU and the local market (including both residential and business) for future potential prior to commitment.

     Unlike large corporate, government, or other institutional users, most small to medium size businesses have no in-house telecommunications manager. Based on management's previous experience, we believe that a bundled package providing "one-stop shopping" solution offered through our professional sales agent program and coupled with our exceptional customer service will have a competitive advantage in capturing this type of customer's total telecommunications traffic, and eventually produce a significant portion of our revenue.

     Sales and marketing approaches in the telecommunications market are market-segment specific, and we believe the following are the most effective approaches with respect to our three primary targeted market segments:

- MDU customers---Competitive Companies uses direct sales, trade journal advertising, referrals, and exhibitor trade shows.
- Small/medium/large businesses customers---Competitive Companies uses both direct sales and professional sales agents that have established business relationships with the prospective customer. In the future, will also use local media advertising.
- Residential customers---Competitive Companies uses primarily direct sales including radio advertising, direct marketing and radio to ethnic groups, and MDU customers moving from one of our shared tenant services locations.

     We  will  also  directly  market  wholesale   Internet  services  to  other
competitive local exchange carriers and long distance providers.

                               INFORMATION SYSTEMS

     We are continually enhancing our proprietary Hartline Billing and Back Office System and procedures for operations support and other functions that we believe provides a significant competitive advantage in terms of cost, processing large order volumes, and customer service. The system is required to enter, schedule, provision, and track a customer's order from the point of sale to the installation and testing of service and also include or interface with trouble management, inventory, billing, collection and customer service systems. Our Hartline system presently provides all the operational requirements to service our MDU customers and we anticipate that we will be able to enhance and modify this system to accommodate future changes in providing telecommunications and bundled services to this market segment.



     Order Management. Our sales team and agents will use our two in-house developed web sites to enter customer orders on-site and over the Internet. The sales team, agents and customer will also be able monitor the status of the order as it rogresses through the service initiation process.

     Provisioning Management. The existing systems currently employed by most ILECs, CLECs and long distance carriers, which were developed prior to the passage of the Telecommunications Act, generally require multiple entries of customer information to accomplish order management, provisioning, switch administration and billing. Upon certification as a CLEC in each state and prior to our becoming electronically bonded to the ILECs existing systems, our personnel must be trained by the respective ILEC for data entry into their system. Until our personnel are trained and each interface with our system is tested, we will use our current agency agreement with another CLEC and available third party providers for this provisioning. This method will allow us to rapidly penetrate a new market while simultaneously training our personnel and making any necessary changes to our system to accommodate electronic bonding with the ILEC.

     External Interface. Several external interfaces are required to initiate service for a customer. While some of these are automated via gateways from the order management software, the most important interface, those to the ILEC, have generally been accomplished via fax or e-mail. In an effort to make this process more efficient, the ILECs have implemented electronic bonding between the operations support system of a facilities-based CLEC and an ILEC. There is no standard for the ILECs, instead each ILEC has their own system. This requires the CLECs to modify their own system to interface with each ILEC as the CLEC initially enters the ILECs territory. Third party services are presently available that will provide the ILEC interfaces required to initiate service for our customers.

     Network Element Administration. Our Hartline system software provides for administrating each element of the our network. Our order management system and the network element manager are integral parts of this system.This feature of the Hartline system ensures data integrity and eliminate redundant data entry.

     Customer Billing. Using the Hartline system, we provide our own in-house billing for all of our customers.

     Billing Records. Local and intraLATA billing records are generated by our switches to record customer calling activity. InterLATA billing records are generated by the long distance carrier with whom we have a resale agreement, to record customer calling activity. These records will be automatically processed by the billing services provider in order to calculate and produce bills in a customer-specified billing format.

                               NETWORK DEPLOYMENT

     As of September 30, 1999, we were operational in California, Mississippi, and Alabama with 8 MDU class 5 switches installed servicing 10 MDUs.

     The following table sets forth the current buildout schedule. We expect to concentrate our installations in Alabama, Arizona, California, Colorado, Florida, Mississippi, New Mexico, and Texas. The order and timing of deployment may vary and will depend on a number of factors, including MDU contracts acquired, management, the regulatory environment, our results of operations, and the existence of specific market opportunities, such as acquisitions. We may also elect not to deploy networks in each such market.

                     MARKET SIZE AND 2000 BUILDOUT SCHEDULE

                                                                                 ESTIMATED CUSTOMERS
                                                             MDU            MDU                          RESIDENTIAL
                                                          TELEPHONE         TV        INTERNET          & PRE-PAID         BUSINESS
                                                             (1)               (2)                              (3)
January...........................                           1200           480              100              100               10
February..........................                           1800           720              400              400               10
March.............................                           2400           960              500              500               20
April.............................                           2400           960              600              600               30
May...............................                           2700          1080              700              700               30
June..............................                           2700          1080              800              800               30
July..............................                           3000          1200              900              900               40
August...........................                            3000          1200             1000             1000               40
September.......................                             3300          1320             1400(4)          1100               40
October..........................                            3300          1320             1600(4)          1200               50
November.......................                              3600          1440             1700(4)          1300               50
December.......................                              3600          1440             1800(4)          1400               50
                                                             ----          ----             ----             ----               --

       Total.......................                         33000         13200            11500(4)         10000              400
                                                            =====         =====            =====            =====              ===

 (1) Based on penetration of 75% of multi-dwelling units. Penetration as of September 30, 1999, is in excess of 80%.

(2) Based on penetration of 30% of multi-dwelling units. Penetration as of September 30, 1999, is in excess of 90% for MDUs under contract for cable/satellite television service. The 30% penetration is adjusted to reflect the total anticipated penetration of all MDUs whether they receive cable television services from us or not.

 (3) The residential telephone service is based primarily on pre-paid programs directed to ethnic markets in California.

 (4) Estimates for the months of September, October, November, and December include 300, 400, 400, and 400 DSL subscribers, respectively.

     In the majority of our targeted markets, we will initially deploy class 5 switches at MDUs. When class 5 switches have been deployed at multiple MDUs in an area, we will collocate our class 4 switch and transmission equipment in or near the ILEC central offices. Over time, We plan to expand our networks throughout the metropolitan areas to address the majority of the business and residential markets in each area.

                              NETWORK ARCHITECTURE

     An important element of our limited build strategy is the installation of class 5 digital switches at the multi-dwelling unit sites we anticipate having under contract. Switches are readily available from various manufacturers such as Hitachi, Cortelco, and DTI which provide the features required for an MDU customer. As more class 5 switches are brought on line, we will be able to initiate our hub concept of having a class 4 switch (example: Lucent Series 5ESS(R)-2000 digital switch) and related equipment at a central location in each market. As of September 30, 1999, we had deployed 8 switches to serve 10 MDUs. Four of these MDUs are in a California area which can be supported by one hub switch. One of these switches is a class 4 switch that can be used as a hub switch. Since we have recently received our California CLEC certification and anticipate receiving our approved tariffs, we expect to implement our hub switch concept in the first or second quarter of 2000.

     Initially, we intend to lease local network trunking facilities from the ILEC and/or one or more CLECs in order to connect our switches to major ILEC central offices serving the central business district and outlying areas of business concentrations in each market. The switch will also be connected to ILEC tandem switches and certain interexchange carrier points-of-presence, the equivalent of a local phone company's central office. To access the largest number of customers possible without having to lay fiber to each of their premises, we will also locate access equipment such as integrated digital loop carriers and related equipment in each of the ILEC central offices to which we connect.

     As each residential and business customer is signed up, service will be initially provided under CLEC resale of ILEC services. As the customer base in a given area grows, service will be provided by leasing unbundled loops from the ILEC to connect our integrated digital loop carriers located in the serving central office to the customer premise equipment. For large business, or for numerous customers located in large buildings, it may be more cost-effective for us to install class 5 switches or perhaps a wireless local loop leased from one of the emerging wireless CLECs, to connect the customer(s) to the our network. In either case, we will locate our integrated digital loop carriers or other equipment in the customer's building.

     Although we will initially lease our local network transmission facilities, we plan to replace leased capacity with our own fiber optic facilities as and when we experience sufficient traffic volume growth between our switch and specific ILEC central offices or as other factors make these arrangements more attractive.

                           IMPLEMENTATION OF SERVICES

     Shared tenant services. To offer shares tenant services to multi-dwelling unit customers, CCI Residential Services must sign a contract with the apartment owner. These are multi-year contracts ranging from 10 to 20 years. They provide for the owner to share in a percentage of the revenue we receive from servicing his complex. The percentage receive may vary for 0% to 11%, based on the total revenue received, the types of services provided, the term of the contract and other negotiated factors. If the complex is being built, we must plan for, have approved, and install underground cabling. If the complex is already built, we must survey the cabling needs and negotiate the use of the cable with the owner. We must also secure state approval to conduct business in the state, establish service from CCI if CCI is already a CLEC in the state or negotiate rates with the ILEC until CCI is certified.

     CLEC services. To offer CLEC services in a market, we generally must secure certification from the state regulator and typically must file tariffs or price lists for the services that it will offer. The certification process varies from state to state; however, the fundamental requirements are largely the same.
State regulators require new entrants to demonstrate that they have secured adequate financial resources to establish and maintain good customer service. New entrants must also show that they possess the knowledge and ability required to establish and operate a telecommunications network. We have made such demonstrations in California and Mississippi, where we have obtained certificates to provide local exchange and intrastate toll services. We intend to file similar applications in the near future in Alabama and other states as we contract for MDU installations.

     Before providing local service, a new entrant must negotiate and execute an interconnection agreement with the ILEC. While such agreements can be voluminous and may take months to negotiate, most of the key interconnection issues have now been thoroughly addressed and commissions in most states have ruled on arbitrations between the ILECs and new entrants. However, interconnection rates and conditions may be subject to change as the result of future commission actions or other changes in the regulatory environment. Under a recent United States Supreme Court ruling, new entrants may adopt either all or portions of an interconnection agreement already entered into by the ILEC and another carrier. Such an approach will be selectively adopted by us to enable us to enter markets quickly while at the same time preserving our right to replace the adopted agreement with a customized interconnection agreement that can be negotiated once service has already been established.

     While such interconnection agreements include key terms and prices for interconnection, a significant joint implementation effort must be made with the ILEC in order to establish operationally efficient and reliable traffic interchange arrangements. Such interchange arrangements must include those between the new entrant's network and the facilities of other service providers as well as public service agencies.

     We have entered into an interconnection agreement with BellSouth which became effective October 1, 1996, and covers nine states including: Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, and Tennessee. We are presently applying for interconnection with PacBell and GTE in California. We have been granted CLEC status in California and Mississippi. Since we have a class 4 switch in California, we need only to have our tariffs approved and the interconnection agreements completed to commence operating as a CLEC. In Mississippi we must upgrade our class 5 switch to a class 4 switch and have our tariffs approved in order to commence operating as a CLEC. During the first quarter of 2000, we intend to complete action to operate as a CLEC in California, and during the second quarter we intend to complete action to operate as a CLEC in Mississippi as well as other states in which we contract to install MDU systems.

     After the initial implementation activities are completed in a market, we follow an on-going capacity management plan to ensure that adequate quantities of network facilities, such as interconnection trunks are in place, and a contingency plan must be devised to address spikes in demand caused by events such as a larger-than-expected customer sale in a relatively small geographic area.

                                   REGULATION

     Our telecommunications services business is subject to federal, state and local regulation.

  Federal Regulation

     The FCC regulates interstate and international telecommunications services, including the use of local telephone facilities to originate and terminate interstate and international calls. We provide such services on a common carrier basis. The FCC imposes certain regulations on common carriers such as the ILECs that have some degree of market power. The FCC imposes less regulation on common carriers without market power including, to date, CLECs like us. The FCC requires common carriers to receive an authorization to construct and operate telecommunications facilities, and to provide or resell telecommunications services, between the United States and international points.

     Under the Telecommunications Act, any entity, including cable television companies and electric and gas utilities, may enter any telecommunications market, subject to reasonable state regulation of safety, quality and consumer protection. Because implementation of the Telecommunications Act is subject to numerous federal and state policy rulemaking proceedings and judicial review there is still uncertainty as to what impact such legislation will have on Competitive Companies.

     The Telecommunications Act is intended to increase competition. The act opens the local services market by requiring ILECs to permit interconnection to their networks and establishing ILEC obligations with respect to:

          Reciprocal Compensation. Requires all local exchange carriers to complete calls originated by competing local exchange carriers under reciprocal arrangements at prices based on tariffs or negotiated prices.

          Resale. Requires all ILECs and CLECs to permit resale of their telecommunications services without unreasonable restrictions or conditions. In addition, ILECs are required to offer wholesale versions of all retail services to other telecommunications carriers for resale at discounted rates, based on the costs avoided by the ILEC in the wholesale offering.

          Interconnection. Requires all ILECs and CLECs to permit their competitors to interconnect with their facilities. Requires all ILECs to permit interconnection at any technically feasible point within their networks, on nondiscriminatory terms, at prices based on cost, which may include a reasonable profit. At the option of the carrier seeking interconnection, collocation of the requesting carrier's equipment in the ILECs' premises must be offered, except where an ILEC can demonstrate space limitations or other technical impediments to collocation.

          Unbundled Access. Requires all ILECs to provide nondiscriminatory access to unbundled network elements including, network facilities, equipment, features, functions, and capabilities, at any technically feasible point within their networks, on nondiscriminatory terms, at prices based on cost, which may include a reasonable profit.

          Number Portability. Requires all ILECs and CLECs to permit users of telecommunications services to retain existing telephone numbers without impairment of quality, reliability or convenience when switching from one telecommunications carrier to another.

          Dialing Parity. Requires all ILECs and CLECs to provide "1+" equal access to competing providers of telephone exchange service and toll service, and to provide nondiscriminatory access to telephone numbers, operator services, directory assistance, and directory listing, with no unreasonable dialing delays.

          Access to Rights-of-Way. Requires all ILECs and CLECs to permit competing carriers access to poles, ducts, conduits and rights-of-way at regulated prices.

     ILECs are required to negotiate in good faith with carriers requesting any or all of the above arrangements. If the negotiating carriers cannot reach agreement within a prescribed time, either carrier may request binding arbitration of the disputed issues by the state regulatory commission. Where an agreement has not been reached, ILECs remain subject to interconnection obligations established by the FCC and state telecommunication regulatory commissions.

     In August 1996, the FCC released a decision establishing rules implementing the ILEC interconnection obligations described above. On July 18, 1997, the
Eighth Circuit vacated certain portions of this decision and narrowly interpreted the FCC's power to prescribe and enforce rules implementing the Telecommunications Act. On January 25, 1999, the United States Supreme Court reversed the Eighth Circuit decision and reaffirmed the FCC's broad authority to issue rules implementing the Telecommunications Act, although it did vacate a rule determining which network elements the incumbent local exchange carriers must provide to competitors on an unbundled basis. We, however, will only lease the basic unbundled network elements from the ILEC and therefore we do not expect reconsideration of the unbundling rules to have an adverse effect on our limited build strategy.

     Nevertheless, the FCC likely will conduct additional rulemaking proceedings to conform to the Supreme Court's interpretation of the law, and these proceedings may result in further judicial review. While these court proceedings were pending, we entered into an interconnection agreement with BellSouth. This agreement remain in effect, although in some cases one or both parties may be entitled to demand renegotiation of particular provisions based on intervening changes in the law. However, it is uncertain whether we will be able to obtain renewal of these agreements on favorable terms when they expire.

     The Telecommunications Act codifies the ILECs' equal access and nondiscrimination obligations and preempts inconsistent state regulation. The Telecommunications Act also contains special provisions that replace prior antitrust restrictions that prohibited the regional Bell operating companies from providing long distance services and engaging in telecommunications equipment manufacturing. The Telecommunications Act permitted the regional Bell operating companies to enter the out-of-region long distance market immediately upon its enactment. Further, provisions of the Telecommunications Act permit a regional Bell operating company to enter the long distance market in its in-region states if it satisfies several procedural and substantive requirements, including:

- obtaining FCC approval upon a showing that the regional Bell operating company has entered into interconnection agreements or, under some circumstances, has offered to enter into such agreements in those states in which it seeks long distance relief;

- the interconnection agreements satisfy a 14-point "checklist" of competitive requirements; and

- the FCC is satisfied that the regional Bell operating company's entry into long distance markets is in the public interest.

     To date, several petitions by regional Bell operating companies for such entry have been denied by the FCC, and none have been granted. However, it is likely that additional petitions will be filed in 2000 and it is possible that regional Bell operating companies may receive approval to offer long distance services in one or more states. This may have an unfavorable effect on our business. We are legally able to offer our customers both long distance and local exchange services, which the regional Bell operating companies currently may not do. This ability to offer "one-stop shopping" gives us a marketing advantage that we would no longer enjoy. See "Competition".

     On May 8, 1997, the FCC released an order establishing a significantly expanded federal universal service subsidy regime. For example, the FCC established new subsidies for telecommunications and information services provided to qualifying schools and libraries with an annual cap of $2.25 billion and for services provided to rural health care providers with an annual cap of $400 million. The FCC also expanded the federal subsidies for local exchange telephone services provided to low-income consumers. Providers of interstate telecommunications service, such as Competitive Companies must pay for a portion of these programs. Our share of these federal subsidy funds will be based on our share of certain defined telecommunications end user revenues. Currently, the FCC is assessing such payments on the basis of a provider's revenue for the previous year. The FCC announced that effective July 1, 1999, it revised its rules for subsidizing service provided to consumers in high cost areas, which may result in further substantial increases in the overall cost of the subsidy program. Several parties have appealed the May 8, 1999 order. Such appeals have been consolidated and transferred to the United States Court of Appeals for the Fifth Circuit where they are currently pending.

     For the first half of 2000, we expect to incur a contribution liability equal to approximately 1.5% of our 1999 CLEC operating revenues. With respect to subsequent periods, however, we are currently unable to quantify the amount of subsidy payments that we will be required to make or the effect that these required payments will have on our financial condition.

     Under authority granted by the FCC, we will resell the international telecommunications services of other common carriers between the United States and international points. In connection with such authority, our subsidiary, Competitive Communications, Inc., has filed tariffs with the FCC stating the rates, terms and conditions for its international services.

     With respect to its domestic service offerings, Competitive Communications, Inc. has filed tariffs with the FCC stating the rates, terms and conditions for its interstate services. Our tariffs are generally not subject to pre-effective review by the FCC, and can be amended on one day's notice. Our interstate services are provided in competition with interexchange carriers and, with respect to access services, the ILECs. With limited exceptions, the current policy of the FCC for most interstate access services dictates that ILECs charge all customers the same price for the same service. Thus, the ILECs generally cannot lower prices to those customers likely to contract for their services without also lowering charges for the same service to all customers in the same geographic area, including those whose telecommunications requirements would not justify the use of such lower prices. The FCC may, however, alleviate this constraint on the ILECs and permit them to offer special rate packages to very large customers, as it has done in a few cases, or permit other forms of rate flexibility. The FCC has adopted some proposals that significantly lessen the regulation of ILECs that are subject to competition in their service areas and provide such ILECs with additional flexibility in pricing their interstate switched and special access on a central office specific basis; and, as discussed in the following paragraph, is considering expanding such flexibility.

     In two orders released on December 24, 1996, and May 16, 1997, the FCC made major changes in the interstate access charge structure. In the December 24th order, the FCC removed restrictions on ILECs' ability to lower access prices and relaxed the regulation of new switched access services in those markets where there are other providers of access services. If this increased pricing flexibility is not effectively monitored by federal regulators, it could have a material adverse effect on our ability to compete in providing interstate access services. The May 16th order substantially increased the costs that ILECs subject to the FCC's price cap rules recover through monthly, non-traffic sensitive access charges and substantially decreased the costs that these carriers recover through traffic sensitive access charges. In the May 16th order, the FCC also announced its plan to bring interstate access rate levels more in line with cost. The plan will include rules that may grant these carriers increased pricing flexibility upon demonstrations of increased competition or potential competition in relevant markets. The manner in which the FCC implements this approach to lowering access charge levels could have a material effect on our ability to compete in providing interstate access services. Several parties appealed the May 16th order. On August 19, 1998, the May 16th order was affirmed by the Eighth Circuit U.S. Court of Appeals. The FCC is now considering public comments on pricing flexibility proposals submitted by two regional Bell operating companies and on changing the productivity factor (currently 6.5%), which is applied annually to reduce ILECs' price cap indices.

     ILECs around the country have been contesting whether the obligation to pay reciprocal compensation to competitive local exchange carriers should apply to local telephone calls from an ILEC's customers to Internet service providers served by competitive local exchange carriers. The ILECs claim that this traffic is interstate in nature and therefore should be exempt from compensation arrangements applicable to local, intrastate calls. Competitive local exchange carriers have contended that the interconnection agreements provide no exception for local calls to Internet service providers and reciprocal compensation is therefore applicable. Currently, over 25 state commissions and several federal and state courts have ruled that reciprocal compensation arrangements do apply to calls to Internet service providers, and no jurisdiction has ruled to the contrary. Certain of these rulings are subject to appeal. Additional disputes over the appropriate treatment of Internet service provider traffic are pending in other states.

     On February 26, 1999, the FCC released a Declaratory Ruling determining that Internet service provider traffic is interstate for jurisdictional purposes, but that its current rules neither require nor prohibit the payment of reciprocal compensation for such calls. In the absence of a federal rule, the FCC determined that state commissions have authority to interpret and enforce the reciprocal compensation provisions of existing interconnection agreements, and to determine the appropriate treatment of Internet service provider traffic in arbitrating new agreements. The FCC also requested comment on alternative federal rules to govern compensation for such calls in the future. In response to the FCC ruling, some regional Bell operating companies have asked state commissions to reopen previous decisions requiring the payment of reciprocal compensation on Internet service provider calls. This is the case with BellSouth. In 1999 we modified our agreement with BellSouth to eliminate the payment of reciprocal compensation on Internet service provider calls.

     We anticipates that Internet service providers will be among our target customers, and adverse decisions in other state proceedings could limit our ability to service this group of customers profitably. We will limit the switch capacity used for Internet service provider lines to 20%. In addition, given the uncertainty as to whether reciprocal compensation should be payable in connection with calls to Internet service providers, we recognizes such revenue only when realization of it is certain, which in most cases will be upon receipt of cash.

  State Regulation

     The Telecommunications Act is intended to increase competition in the telecommunications industry, especially in the local exchange market. With respect to local services, ILECs are required to allow interconnection to their networks and to provide unbundled access to network facilities, as well as a number of other pro-competitive measures. Because the implementation of the Telecommunications Act is subject to numerous state rulemaking proceedings on these issues, it is currently difficult to predict how quickly full competition for local services, including local dial tone, will be introduced.

     State regulatory agencies have regulatory jurisdiction when our facilities and services are used to provide intrastate services. A portion of our current traffic may be classified as intrastate and therefore subject to state regulation. We expect to offer more intrastate services, including intrastate switched services, as our business and product lines expand and state regulations are modified to allow increased local services competition. For other than shared tenant services, in order to provide intrastate services, we generally must obtain a certificate of public convenience and necessity from the state regulatory agency and comply with state requirements for telecommunications utilities, including state tariffing requirements.

     State agencies, like the FCC, require us to file periodic reports, pay various fees and assessments, and comply with rules governing quality of service, consumer protection, and similar issues. Although the specific requirements vary from state to state, they tend to be more detailed than the FCC's regulation because of the strong public interest in the quality of basic local exchange service. We intend to comply with all applicable state regulations, and as a general matter do not expect that these requirements of industry-wide applicability will have a material adverse effect on our business. However, no assurance can be given that the imposition of new regulatory burdens in a particular state will not affect the profitability of our services in that state.

  Local Regulation

     Our networks are subject to numerous local regulations such as building codes and licensing. Such regulations vary on a city by city and county by county basis. If we decide in the future to install our own fiber optic transmission facilities, we will need to obtain rights-of-way over private and publicly owned land. There can be no assurance that such rights-of-way will be available to us on economically reasonable or advantageous terms.

                                   COMPETITION

     The telecommunications industry is highly competitive. We believe that the principal competitive factors affecting our business will be pricing levels and clear pricing policies, customer service, accurate billing and, to a lesser extent, variety of services. Our ability to compete effectively will depend upon our continued ability to maintain high quality, market-driven services at prices generally equal to or below those charged by our competitors. To maintain our competitive posture, we believe that we must be in a position to reduce our prices in order to meet reductions in rates, if any, by others. Any such reductions could adversely affect Competitive Communications. Many of our current and potential competitors have financial, personnel and other resources, including brand name recognition, substantially greater than ours, as well as other competitive advantages over us.

     In each of the markets we target, we will compete principally with the ILEC serving that area, such as PacBell, BellSouth, Southwestern Bell, or US WEST. We believe the regional Bell operating companies' primary agenda is to be able to offer long distance service in their service territories. The independent telephone companies have already achieved this goal with good early returns. Many experts expect the regional Bell operating companies to be successful in entering the long distance market in a few states sometime in 2000. We believe the regional Bell operating companies expect to offset share losses in their local markets by capturing a significant percentage of the in-region long distance market, especially in the residential segment where the regional Bell operating companies' strong regional brand names and extensive advertising campaigns may be very successful.

     As a recent entrant in the integrated telecommunications services industry, we have not achieved and do not expect to achieve a significant market share for any of our services. In particular, the ILECs have long-standing relationships with their customers, have financial, technical and marketing resources substantially greater than ours, have the potential to subsidize competitive services with revenues from a variety of businesses and currently benefit from certain existing regulations that favor the ILECs over us in certain respects. While recent regulatory initiatives, which allow CLECs such as our subsidiary, Competitive Communications, to interconnect with ILEC facilities, provide increased business opportunities for us, such interconnection opportunities have been and likely will continue to be accompanied by increased pricing flexibility for and relaxation of regulatory oversight of the ILECs.

     ILECs have long-standing relationships with regulatory authorities at the federal and state levels. While recent FCC administrative decisions and initiatives provide increased business opportunities to telecommunications providers such as Competitive Companies, they also provide the ILECs with increased  pricing  flexibility  for their  private line and special  access and switched access services. In addition, with respect to competitive access services as opposed to switched access services, the FCC recently proposed a rule that would provide for increased ILEC pricing flexibility and deregulation for such access services either automatically or after certain competitive levels are reached. If the ILECs are allowed by regulators to offer discounts to large customers through contract tariffs, engage in aggressive volume and term discount pricing practices for their customers, and/or seek to charge competitors excessive fees for interconnection to their networks, the income of competitors to the ILECs, including Competitive Companies, could be materially adversely affected. If future regulatory decisions afford the ILECs increased access services pricing flexibility or other regulatory relief, such decisions could also have a material adverse effect on competitors to the ILEC, including Competitive Companies.

     Competitive      Access       Carriers/Competitive      Local      Exchange
Carriers/Interexchange Carriers/ Other Market Entrants. We also face, and expects to continue to face, competition from other current and potential market entrants, including long distance carriers seeking to enter, reenter or expand entry into the local exchange market such as AT&T, MCI WorldCom, and Sprint, and from other CLECs, resellers of local exchange services, competitive access providers, cable television companies, electric utilities, microwave carriers, wireless telephone system operators and private networks built by large end users. In addition, a continuing trend toward consolidation of telecommunications companies and the formation of strategic alliances within the telecommunications industry, as well as the development of new technologies, could give rise to significant new competitors to us. For example, WorldCom acquired MFS Communications in December 1996, acquired another CLEC, Brooks Fiber Properties, Inc. in 1997, and recently merged with MCI. AT&T recently acquired Teleport Communications Group Inc., a CLEC, and TeleCommunications, Inc., a cable, telecommunications and high-speed Internet services provider. Ameritech Corporation agreed to merge with SBC Communications; and Bell Atlantic agreed to merge with GTE Corporation. These types of consolidations and strategic alliances could put Competitive Companies at a competitive disadvantage.

     The Telecommunications Act includes provisions which impose certain regulatory requirements on all local exchange carriers, including competitors such as Competitive Companies, while granting the FCC expanded authority to reduce the level of regulation applicable to any or all telecommunications carriers, including ILECs. The manner in which these provisions of the Telecommunications Act are implemented and enforced could have a material adverse effect on our ability to successfully compete against ILECs and other telecommunications service providers.

     The changes in the Telecommunications Act radically altered the market opportunity for traditional competitive access providers and CLECs. Due to the fact that most existing competitive access providers/ CLECs initially entered the market providing dedicated access in the pre-1996 era, these companies had to build a fiber infrastructure before offering services. Switches were added by most competitive access providers/CLECs in the last two years to take advantage of the opening of the local market. With the Telecommunications Act requiring unbundling of the local exchange carrier networks, competitive access providers/CLECs will now be able to more rapidly enter the market by installing switches and leasing trunk and loop capacity until traffic volume justifies building facilities. New CLECs will not have to replicate existing facilities and can be more opportunistic in designing and implementing networks.

     A number of CLECs have entered or announced their intention to enter into one or more of the same markets as Competitive Companies. We believe that not all CLECs however, are pursuing the same target customers as Competitive Companies. Demographically, business customers are divided into three segments: small, medium and large. Targeted cities are divided into three segments by population: Tier 1, Tier 2 and Tier 3. As would be expected, each CLEC may focus on different combinations of primary and secondary target customers.

     We have chosen to focus primarily on MDUs in large "Tier 1" and medium "Tier 2" markets. To help distinguish ourself from other competitors who have adopted a similar strategy, Competitive Companies offer potential customers "one-stop shopping" services through a single point of contact---either the agent with whom they have worked in the past or one of our marketing staff. In addition, We are actively pursuing MDU locations throughout all of our target markets which, in combination with our limited build strategy, is expected to allow us to access our markets and provide a greater array of services more quickly than if we were able to use a traditional build approach.

     We believe the major interexchange carriers, such as AT&T, MCI WorldCom and Sprint, have a two pronged strategy:

- keep the regional Bell operating companies out of in-region long distance as long as possible, and

- develop facilities-based and unbundled local service, an approach already being pursued by MCI WorldCom with the acquisition of MFS Communications


     Competition for Provision of Long Distance Services. The long distance telecommunications industry has numerous entities competing for the same customers and a high average turnover rate, as customers frequently change long distance providers in response to the offering of lower rates or promotional incentives by competitors. Prices in the long distance market have declined significantly in recent years and are expected to continue to decline. We expect to increasingly face competition from companies offering long distance data and voice services over the Internet. Such companies could enjoy a significant cost advantage because they do not currently pay carrier access charges or universal service fees.

     Data/Internet Service Providers. The Internet services market is highly competitive, and we expect that competition will continue to intensify. Our competitors in this market will include other Internet service providers, other telecommunications companies, online services providers and Internet software providers. Many of these competitors have greater financial, technological and marketing resources than those available to us.

     Competition from International Telecommunications Providers. Under the recent World Trade Organization agreement on basic telecommunications services, the United States and 72 other members of the World Trade Organization committed themselves to opening their respective telecommunications markets and/or foreign ownership and/or to adopting regulatory measures to protect competitors against anti-competitive behavior by dominant telecommunications companies, effective in some cases as early as January 1998. Although we believe that this agreement could provide Competitive Companies with significant opportunities to compete in markets that were not previously accessible and to provide more reliable services at lower costs than we could have provided prior to implementation of this agreement, it could also provide similar opportunities to our competitors and facilitate entry by foreign carriers into the U.S. market. There can be no assurance that the pro-competitive effects of the World Trade Organization agreement will not have a material adverse effect on our business, financial condition and results of operations or that members of the World Trade Organization will implement the terms of this agreement.

                                    EMPLOYEES

     As of September 30, 1999, we had 9 full-time and 5 part-time employees. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified employees. None of our employees are currently represented by a collective bargaining agreement. We believe that we enjoys good relationships with our employees.

                                LEGAL PROCEEDINGS

     We are not party to any other pending legal proceedings that we believe would, individually or in the aggregate, have a material adverse effect on our financial condition or results of operations.

                                   FACILITIES

     We are headquartered in Riverside, California, where we lease approximately 3,100 square feet of offices and warehouse space. We also lease minimal space (from 100 to 200 square feet) for our telecommunications equipment at each of the MDUs where we have systems installed.

     We believe that our leased facilities are adequate to meet our current needs. However, as we begin to deploy additional systems and build our networks, we will need to increase our headquarters office space, add equipment rooms at newly contracted MDUs, and contract for co-location of switching facilities at ILECs. We anticipate such facilities are available to meet our development and expansion needs in existing and projected target markets for the foreseeable future.

                                   MANAGEMENT

Our directors, executive officers and certain other significant employees as of September 30, 1999, are as follows:


NAME                             AGE         TITLE                                        SERVED SINCE

David Kline                      62          Chairman, C.E.O. & Dir.                           1985

David Kline II                   37          President, C.O.O. & Dir.                          1985

Larry Halstead                   55          Sec./Treas., C.F.O. & Dir.                        1996

Michael Godfree                  58          V.P.,  Business Development & Dir.                1997

Jerald Woods                     51          V.P. & Director                                   1997


Biographies

The following is a brief summary of the business experience of the foregoing:

         David Kline is co-founder of the Company and has served as Chairman, Chief Executive Officer and as a Director since inception. From 1985 to 1996, he served as Chief Executive Officer of Western Telephone & Television, Riverside, California. The company was the forerunner of Competitive Communications and developed the concept of bundling telephone and cable television service for multi-dwelling units. He has been active in the National Private Telecommunications Association, serving as Secretary/Treasurer in 1995, and was a member of the National Advisory Board for Private Cable from 1994 to 1996. In 1990, while working for Western Telephone & Television, he pioneered the concept of residential telephone services with cable television on large MDUs, installing the first of its kind in the country. From 1991 to 1993, he was involved in the California State Wide Task Force for PS-ALI or E-911 service to the residential re-sale industry. Telephone systems owned and operated by Western Telephone & Television were the first to provide E-911 service in California. From 1980 to 1984, he was president of Superior Communications, Inc. ("SCI"), *location, which was one of the first entrants to the interconnection industry. SCI consulted and installed telephone systems for national companies coast to coast as well as many local businesses, hospitals, and police departments. He majored in Accounting at the University of Colorado.

         David "DK" Kline II, is the other co-founder of the Company and has served as President, Chief Operating Officer and Director since inception. From 1992 to 1996, he served as President of Western Telephone & Television,
Riverside, California. The company was the forerunner of Competitive Communications, Inc., the Company's wholly owned subsidiary, and developed the concept of bundling telephone and cable television service for multi-dwelling units. He is a factory certified technician on all the telephone systems, voice mail systems and cable headends the company uses. DK co-authored and programmed the Company's proprietary billing system. He has engineered and managed the installation of every residential telephone and cable system in the Company's portfolio. He also coordinated the installation of the Tandem switch in the CLEC co-location environment. DK is knowledgeable in the various interconnections and services supplied by the ILECs. He negotiates for the Company the transport and usage fees with both the LEC and the IXC. On system installations, he coordinates the project with the contractors, property owners and the on-site lease management.
DK has a Bachelor of Arts in  Chemistry  from  California  Lutheran  University,
1984.

         Larry Halstead has been Secretary/Treasurer, Chief Financial Officer and Director of the Competitive Communications, Inc. since 1996 and of the Company since 1998. From 1994 to 1996 he was Executive Consultant Sales and Marketing for Integrated Cargo Management Systems, Inc., of San Antonio, Texas, where he was responsible for designing, planning, developing, and marketing a satellite and cellular based cargo tracking and monitoring system. His background includes over 30 years in high technology based industries including computers and telecommunications, strategic business planning and development, sales and marketing, regulatory filing, logistics, and system build-out. From 1972 through 1994 he worked for I/O Computing, Long Beach, California, as Sales and Data processing Manager; EECO, Inc. Hotel Systems Division, Santa Ana, California, as Marketing Service Manager and Planning Manager; for Standard Logic, Inc., Corona, California, as Marketing Vice President; Compu-Source, El Toro, California, as Vice President Sales & Marketing and Partner; and The Wellington Financial Group, San Antonio, Texas, as Regional Director. While at EECO, Inc. and Standard Logic, Inc. he spearheaded the development of the first system interface between a hotel "private" telephone switch and a point-of-sale system with the hotel front desk computer system allowing for automated and immediate posting of charges to the guest's folio. From 1966 to 1997, Mr. Halstead held a number of command and other key positions in the U.S. Army and the Army Reserve, achieving the rank of Colonel upon retirement in 1997. From 1988 to 1991, he was Deputy Chief of Staff for Logistics for a command covering most of the Western United States. From 1994 to 1997, as the Army's Emergency Preparedness Liaison Officer for Texas, he coordinated F.E.M.A. and state emergency requirements with the Texas Adjutant General and the F.E.M.A. Regional Director. Mr. Halstead received a Bachelor of Science in Biology from the University of California, Irvine, 1977. He is also a graduate of Air War College in 1987, and is certified as a Logistician by the U.S. Army.

           Michael Godfree has been Vice President, Business Development and Director of the Company since 1998. He has over fourteen years in the telecommunications industry. Since 1995 Mr. Godfree has been president and a major stockholder of APMSAFE.COM (American Privacy Management), a company that develops and sells out of a patented algorithm, encryption products and public key infrastructure solutions for privacy problems on the electronic highway. From 1986 to 1995 he provided telecommunications consulting services to the telecommunications industry through his company, TSC. While at TSC he provided consultation in Federal Communications Commission filing and licensing requirements, and in both wireless and wireline infrastructure development. In 1984 he founded, and from 1984 to 1986, he was president of American National Cellular which was one of the initial private companies in the United States to offer individuals equity ownership in cellular phone infrastructure. Mr. Godfree was educated at Newbattle Abbey College, Dalkeith, Edinburgh, Scotland;
Occidental College, Los Angeles; and the University of Sussex, Brighton, England, from which he holds a Bachelor of Arts Degree in Law.

           Jerald Woods has been Vice President and Director of the Company since 1998. From 1994 to the present he has also been an officer and director of American Privacy Management, Inc., a company which has developed an encryption technology for the Internet. From 1988 to 1994 he was chairman and director for American Digital Communications, Inc. a public company which was involved in the build out of 220 and 800 Mega Hertz systems. Mr. Woods has over fourteen years of telecommunications experience, and has co-founded five public companies. From 1984 to 1989 he hosted and produced "Breakthroughs in Technology", an investment program specializing in high technology companies, which aired for thirty minutes, five-days per week on Financial News Network (FNN) prior to FNN being acquired by CNBC.

Election of Directors

     The Company's Bylaws provide that the Board of Directors shall consist of five members until changed by amendment to the Articles of Incorporation or by amendment to the applicable section of the Bylaws, adopted by the majority of the voting power of the corporation.

Executive Compensation

         The following table sets forth summary information concerning the compensation received for services rendered to us during the years ended December 31, 1998, 1997 and 1996, respectively by the Chief Executive Officer. No other executive officers received aggregate compensation during our last fiscal year which exceeded, or would exceed on an annualized basis, $100,000. Other annual compensation consists of health and life insurance premiums and automobile lease payments.

                           SUMMARY COMPENSATION TABLE

                               Annual Compensation


              Name and                                                                       All Other Annual
         Principal Position                Year         Salary (1)           Bonus             Compensation
-------------------------------------    ---------    ---------------    --------------      ------------------
David Kline                              1998               $ 66,724            $    -              $   11,506
  Chief Executive Officer                1997               $ 54,429            $    -              $    9,258
                                         1996                  TBPBA            $    -              $      -

(1) Includes other personal items paid on behalf of Mr. Kline.

         We have employment agreements with David Kline, David Kline II, and Larry Halstead. The term is five (5) years commencing April 8, 1996, for Messrs. Kline and Kline II, and August 31, 1997, for Mr. Halstead unless terminated prior thereto, subject to automatic extend for an additional two (2) year term. Mr. David Kline shall be paid $76,600 per year ("Base Salary") prorated from date first written above until the the Company receives at least $1 million in investment proceeds hereunder. Thereafter, Mr. Kline shall be paid $156,000 per year ("Base Salary") prorated commencing on the receipt of at the foregoing investment proceeds. Mr. David Kline II shall be paid $76,600 per year ("Base Salary") prorated from date first written above until the Company receives at least $1 million in investment proceeds hereunder. Thereafter, Mr. Kline II shall be paid $130,000 per year as base salary prorated commencing on the receipt of at the foregoing investment proceeds. Mr. Larry Halstead shall be paid $68,000 per year ("Base Salary") prorated from the date the Company receives at least $250,000 in investment proceeds hereunder until the Company receives at least $1 million in investment proceeds. Thereafter, Mr. Halstead shall be paid $115,000 per year as base salary prorated commencing on the receipt of at the foregoing investment proceeds. In addition to the Base Salary, each shall be entitled to a bonus in any fiscal year in which the PT-PC of the Corporation is $1,000,000 or more. As used herein, PT-PC means earnings before taxes and charitable contributions. The bonus for each shall be 33.3% share of the PT-PC Executive Bonus Pool or ExBP. The ExBP shall be equal to 6% of the PT-PC profit in any given fiscal year. The ExBP shall be paid at the same time as the 6% PT-PC Non-Executive Bonus Pool, and within ten days after our accountants have determined PT-PC and the determination has been accepted by the board of directors.

         In addition to the base salary, Messrs. Kline, Kline II, and Halstead shall be entitled during the employment period to receive such additional benefits as may be provided for them or to which they may become entitled because his position, tenure, salary, age, health or other qualifications make them eligible to participate. Additional benefits means (a) participation in bonus and incentive compensation plans or pools, stock option, bonus, award or purchase plans, retirement plans, and other benefit plans, if any; (b) life, health, medical, dental, accident, and other personal insurance coverage provided for employees or their dependents; (c) directors' and officers' liability insurance coverage and charter or bylaw provisions or contracts providing for indemnification of corporate personnel or elimination or limitation of their liabilities as such; (d) automobile or compensation therefor per guidelines approved by the Board of Directors, (e) use of our property and facilities and other perquisites of employment with Company; (f) paid vacation, leave or holidays; and (g) any and all other compensation, benefits and perquisites of employment with us, if any, other than base salary.

         We shall pay for all of Messrs. Kline, Kline II, and Halstead's reasonable moving and personal expenses in connection with any Company required relocations which occurs after Messrs. Kline, Kline II, and Halstead are hired.

         The employment of Messrs. Kline, Kline II, and Halstead with the Company shall terminate on the date of the occurrence of any of the following events:

         (a) Expiration of the Employment Period hereof;

         (b) The death of Messrs. Kline, Kline II, or Halstead, respectively;

         (c) Fifteen days after the date on which the Company shall have given Messrs. Kline or Kline II or Halstead written notice of the termination of Messrs. Kline or Kline II or Halstead's employment by reason of permanent physical or mental incapacity that prevents Messrs. Kline or Kline II or Halstead from performing the essential elements of their respective position for a period of six consecutive months or more as determined by a medical professional selected by the Company, in its sole discretion, and by the Company acting in good faith;

         (d) Upon five days' written notice to Messrs. Kline or Kline II or Halstead for "cause", which shall include only the following: intentional misconduct or gross negligence by Messrs. Kline or Kline II or Halstead in the course of employment; the commission or perpetration by Messrs. Kline or Kline II or Halstead of any fraud against the Company or any other party in connection with his employment hereunder; the commission by Messrs. Kline or Kline II or Halstead of such acts or dishonesty, fraud or misrepresentation or other acts of moral turpitude as would prevent the effective performance of his duties; knowingly causing or permitting the Company to violate any law, which violation shall have a material effect on the Company; or the failure to perform, breach, or violation by Messrs. Kline or Kline II or Halstead of any of Messrs. Kline or Kline II or Halstead's material obligations under the Agreement which continues after fifteen days' written notice has been given to Messrs. Kline or Kline II or Halstead by the Company specifying the failure to perform, breach, or violation;

         (e) Upon at least sixty days' advance written notice by Messrs. Kline or Kline II or Halstead; or

         (f) Upon at least sixty days' advance written notice by the Company based solely on concurrence of a minimum of 4/5th of the Board of Directors.

          Upon any termination, (1) Messrs. Kline or Kline II or Halstead (or Messrs. Kline or Kline II or Halstead's estate in the case of death) shall immediately be paid all accrued Base Salary which would otherwise be due and payable and accrued vacation pay, all to the date of termination, (2) benefits accrued under our, Messrs. Kline or Kline II or Halstead's benefit plans, if any, will be paid in accordance with such plans, and (3) bonuses shall be paid at the end of the fiscal year if earned, with the amount prorated by the number of days during the fiscal year Messrs. Kline or Kline II or Halstead was employed.

          In the event Messrs. Kline or Kline II or Halstead's employment under the Agreement is terminated pursuant to Section (c) or (f) above: the Company shall pay Messrs. Kline or Kline II or Halstead an amount equal the Messrs. Kline or Kline II or Halstead's then base salary multiplied by twenty-four (24) months and shall continue to provide Messrs. Kline or Kline II or Halstead's medical insurance for a period of twenty four (24) months following such termination.

         Messrs. Kline or Kline II or Halstead have agreed that during the term of Messrs. Kline or Kline II or Halstead's employment, Messrs. Kline or Kline II or Halstead shall not engage, directly or indirectly, or be interested (as director, officer, partner, consultant, principal, shareholder, or otherwise) in any firm, corporation, or other entity in the business of developing, producing, distributing, or selling any product competitive with our products of the Company in any geographic area in which we engage in such business without our express written consent.

Compensation of Directors

     We have not agreed to pay our directors who are not officers or employees any stated salary, but by resolution of the board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the board or its committees. On the date of appointment to the board, each board member or employee board member shall be granted an option to purchase at the "fair market value" from the Company an aggregate of 5,000 shares of Class A Common Stock. The option shall vest and become exercisable at the rate of 20% per year after the expiration of the first year following the date on which the option is granted and shall be exercisable in full only after the expiration of five (5) years following the date the option was granted.

Executive Bonus Plan

     We adopted the ExBP Plan for Competitive Communications in April 1996. The plan is intended to enable the Company to recruit, reward, retain and motivate employees and to attract and retain outside directors, agents and consultants on a basis competitive with industry practices. Under the plan, 6% of PCP for executive officers and an additional 6% PCP for non-executive officers will be paid as cash bonuses no less often than annually.

    The ExBP Plan will be administered by the board of directors or the compensation committee of the board of directors. The committee has sole authority and discretion under the ExBP Plan to (i) designate eligible participants and (ii) determine the conditions and limitations applicable to such awards, if any. The awards may be granted singly or together with other awards, or as replacement of, in combination with, or as alternatives to, grants or rights under the ExBP Plan or other employee benefit plans. Awards under the ExBP Plan may be issued based on past performance, as an incentive for future efforts or contingent upon the future performance. No amounts have been awarded under the Plan.

Convertible Preferred Stock

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1998, the Company agreed to purchase Competitive Communications, Inc. from Mr. David Kline II for 1,000,000 shares of the Company's Class A,
Convertible Preferred Stock. Mr. Kline owned a 100% equity interest in Competitive Communications. Management believes that the quality and pricing of these assets acquired were comparable to those available from unrelated vendors.

       RELATED PARTY TRANSACTIONS WITH DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

     Related party transactions. No related party transactions occurred during the last fiscal year or are planned to occur in the future.

     We intend that all future transactions with officers, directors or principal stockholders of Competitive Companies will be approved or ratified by a majority of the board of directors, including a majority of the disinterested, independent directors. We intend that such future transactions will be on terms no less favorable to Competitive Companies than could be obtained from unaffiliated third parties.


                             PRINCIPAL STOCKHOLDERS

          The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of September 30, 1999 by:

o Each shareholder known by us to own beneficially more than 5% of the common stock o Each executive officer o Each director and all directors and executive officers as a group:

      ------------------------------------------ ----------------------------- ---------------------- ---------------------
                           Name                          Number of Shares           Percentage               Percentage
                                                                               before merger              after merger
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
           Michael Godfree                            275,000                       5.7                    5.7
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
           Larry Halstead                             325,000                       6.8                    6.8
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
           David or Judy Kline                        1,000,000                     20.9                   20.9
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
           David Kline II                             750,000                       15.6                   15.6
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
           Richard Moore                              260,500                       5.4                    5.4
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
           Jerald Woods                               213,600                       4.5                    4.5
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
      ------------------------------------------ ----------------------------- ---------------------- ---------------------
           All directors and named executive          2,563,600                     53.48                  53.48
      officers as a group of 5 persons)
      ------------------------------------------ ----------------------------- ---------------------- ---------------------


      (1) This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based upon 4,793,561 shares of Common Stock outstanding as of December 21, 1999.

               DESCRIPTION OF COMPETITIVE COMPANIES CAPITAL STOCK

Indemnification of officers and directors. The Company's Articles of Incorporation state that directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholders; (2) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments of dividends as identified in NRS 78.300.

We have no plans to pay cash dividends.

No cumulative voting for directors is provided.

There are no anti-takeover provisions in the Company's incorporating documents and bylaws.

     ------------------------------------------------ ----------------------------------------------------
                                                           Shares Of Capital Stock Outstanding
          Authorized Capital Stock                               As of December 15, 1999
     ------------------------------------------------ ----------------------------------------------------
     ------------------------------------------------ ----------------------------------------------------
               46,000,000 common stock                      4,793,561 shares of common stock
     ------------------------------------------------ ----------------------------------------------------
     ------------------------------------------------ ----------------------------------------------------

                4,000,000 of preferred stock                4,000,000 shares of preferred stock
     ------------------------------------------------ ----------------------------------------------------


Our present management and their affiliates collective own approximately 53.48% of our issued and outstanding shares.

Certain shareholders have a right to acquire shares of stock at no additional payment if the opening price of our public offering is less than $3.00 per share.

Preferred Stock.

4,000,000 shares of Class A Convertible Preferred Stock is authorized and outstanding. They were issued to the following:

        Name                  Number of Shares      Date Issued          Certificate Number

      David Kline II              1,000,000         April 7, 1998             P-001
      David or Judy Klin e        2,000,000         December 9, 1999          P-002
      David Kline II                750,000         December 9, 1999          P-003
      Larry Halstead                250,000         December 9, 1999          P-004
                                 ----------

         Total                   4,000,000

     The terms of conversion are delineated in the following Certificate of Rights and Preferences for Class A, Convertible, Preferred Stock:

Competitive Companies, Inc., a Nevada corporation, whose address is 3751 Merced Drive, Suite A, Riverside, California 92503 ("CoCoInc") hereby designates the following rights and preferences for its Class A, Convertible, Preferred Stock ("Preferred Stock").

Conversion Factor: 5 shares of Class A, Common Stock for each share of Preferred Stock.

Future Events:

1. Achieving 100% increase in the combined number of Company owned MDUs passings and non-MDU customers. (For passings count purposes a passing is an individual apartment in a multi-dwelling unit (MDU) under contract with the Company (not in a Company partnership) for telephone, television or Internet service by the Company or its subsidiaries. The Company has 1,814 Company MDUs as of the issuance date. For non-MDU customer count purposes a non-MDU residential or business customer who has multiple major services, i.e., telephone, Internet, television, is counted once for each major service to which they subscribe. The Company currently has 2 telephone business customers.) - 50%
2. Achieving 10,000 customers in the combined number of Company owned MDUs passings and non-MDU customers. (See 1 above for definition of MDU passing and non-MDU customer.) - 25%
3. Achieving 20,000 customers in the combined number of Company owned MDUs passings and non-MDU customers. (See 1 above for definition of MDU passing and non-MDU customer.) - 25%

Preferred Stock may be assigned by Holder at any time by providing CoCoInc written notice of the assignment. Any assignment of Preferred Stock to another person or entity (other than to an entity in which Holder or Holders of Preferred Stock own and control in the aggregate at least 50% of the entity in the same percentage they hold the Preferred Stock.) shall upon assignment be converted to Class A, Common Stock at the Conversion Factor stated above. In the conversion of Preferred Stock to Common Stock all rights under Preferred Stock are forfeited.

Preferred Stock may be converted at any time, in whole or in part (up to the percentage associated with the achievement of the above "Future Event"), for a period commencing on the date such event was achieved and ending on December 31, 2010. On January 1, 2011, the remaining Preferred Stock (if any) will convert to Class A, Common Treasury Stock of CoCoInc at the Conversion Factor stated above and be issued to the Holder of record as of that date. The conversion of Preferred Stock (other than 1/1/2011) shall be effected by a written notice signed by Holder or an authorized representative of Holder. The notice must be delivered to CoCoInc in person or by certified Mail and contain the statement that the Preferred Stock Holder exercises the convertible feature of the stock. The notice also must contain the name(s), the number of Class A, Common Shares, the address, social security number, and signed Form W-9 for each person/entity receiving the converted Class A, Common Stock.

Upon liquidation of CoCoInc, Preferred Stock has a preference over Common Stock equal to plus $0.01 over the Common Stock's par value.

CoCoInc represents and warrants that it will keep an amount of Class A, Common Treasury Stock (free from liens, claims, charges and encumbrances) that will satisfy the needs of the total outstanding Preferred Stock conversion. The amount of Treasury stock needed to satisfy the conversion of outstanding Preferred Stock will account for any splits, stock dividends, recapitalization, or similar events that effected the Common Stock and is due the Preferred Stock at conversion. CoCoInc also agrees to indemnify and hold harmless the Preferred Stock Holder in connection with any claim, loss, damage or expense, including attorney and trial fees brought about by any breach of the foregoing.

The conversion rate described above is subject to proportional adjustment in the event of a stock split, stock dividend or similar recapitalization event effecting such shares. Holders of Preferred Stock Class A are not entitled to any voting rights (except as may be required by law), preferential dividend rights or redemption rights.

Options.

The Company currently has 5,295,000 outstanding non-statutory options to the following:

          Name                   Number of Option     Exercise Price               Date Issued        Number

     David Bower                    100,000                   $0.001               March 25, 1998   98-E00005
     Michael Godfree                375,000                   $0.001               March 25, 1998   98-E00004
     Larry Halstead                 625,000                   $0.001               March 25, 1998   98-E00002
     James Healey                    50,000                   $1.00                October 1, 1999  99-N00001
     Veronica Hernandez               5,000                   $0.001               March 25, 1998   98-E00011
     Vladimir Joncich                30,000                   $0.001               March 25, 1998   98-E00007
     Judy Kline                   3,000,000                   $0.001               March 25, 1998   98-E00001
     David Loving                    15,000                   $0.001               March 25, 1998   98-E00008
     Heidi Newson                     5,000                   $0.001               March 25, 1998   98-E00010
     Russell Preston                200,000                   $0.001               June 14, 1999    99-E00001
     Russell Preston                300,000                   $0.85                June 14, 1999    99-E00002
     Thanh Vu                        75,000                   $0.001               March 25, 1998   98-E00006
     Jerald Woods                   500,000                   $0.001               March 25, 1998   98-E00003
     Linda Wright                    15,000                   $0.001               March 25, 1998   98-E00009
                  ------

         Total                    5,295,000

     The general terms to exercise the options for all except James Healey are the same. Exercise dates and amounts which can be exercised vary. No options may be exercises until two (2) years after initial grant of the individual option. Options are normally exercisable over a five year period as follows: at the end of: (1) first year - 0%, (2) second year - 40%; and (3) third through fifth year
- 20% each year. Mr. Healey is an independent agent for the sale of the Company's products. The options granted require certain levels of performance from him in order for him to exercise each level.

No warrants are outstanding.

Registration Rights. Certain shareholders have the right to require us to register their shares for resale with the SEC. These shareholders include shareholders who have purchased stock, invested money, or agreed to received and have received payment in stock for debt.

Transfer agent and registrar

The transfer  agent and registrar for our stock is Competitive  Companies,  Inc.
Attn: Larry Halstead, 3751 Merced Drive, Suite A, Riverside, California 92503.


Legal Proceedings.

  We are not a party to or aware of any pending or threatened lawsuits or other legal actions.

Director and Officer Indemnification

         The Nevada General Corporation Law provides that corporations may relieve Directors of monetary liability for breach of their fiduciary duty as Directors, provided that such provision shall not eliminate or limit the liability of a director for:

(i) any breach of the Director's duty of loyalty to the corporation or its stockholders,

(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

(iii) unlawful payment of a dividend or unlawful stock purchase or redemption, or

(iv) any transaction from which the director derived an improper personal benefit.

         The Company provides that its Directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty as directors to the fullest extent permitted by Nevada law. The Company's Bylaws provide that the Company may indemnify directors, officers, employees or agents to the fullest extent permitted by law and we have agreed to provide such indemnification to each of its Directors.

         The above provisions and written indemnity agreements may have the effect of reducing the likelihood of derivative litigation against Directors and may discourage or deter stockholders or management from bringing a lawsuit against Directors for breach of their fiduciary duty, even though such an action, if successful, might otherwise have benefited the Company and its stockholders. However, the Company believes the foregoing provisions are necessary to attract and retain qualified persons as Directors.

The Articles provide, if not amend that to the fullest extent permitted by Nevada law directors and officers of the Company are not personally liable for monetary damages to the Company for certain breaches of their fiduciary duty as directors or officers. This provision would have no effect on the availability of equitable remedies or non-monetary relief, such as an injunction or rescission for breach of the duty of care. In addition, the provision applies only to claims against a director or officer arising out of his role as a director or officer and not in any other capacity. Further, liability of a director or officer for violations of the federal securities laws are not limited by this provision. Directors and officers, however, will no longer be liable for monetary damages arising from decisions involving violations of the duty of care which could be deemed grossly negligent.

                    STATUTORY BUSINESS COMBINATION PROVISION

   We are subject to the provisions of Section 78.411 et seq. of the Nevada General Corporation Law. The Business Combination Act provides, with certain exceptions, that a Nevada corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of such person, who is an `interested stockholder" for a period of three years from the date that such person became an interested stockholder, unless the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder.

  The Business Corporation Act further provides that a Nevada corporation may not engage in such a business combination after the expiration of three years from the date that such person became an interested stockholder, unless the business combination is approved by the board of directors of the corporation before the person became an interested stockholder or by the affirmative vote of a majority of outstanding votes not beneficially owned by the interested stockholder at a meeting called not earlier than three years after the interested stockholder's date of acquiring shares.

  Under the Business Combination Act, an "interested stockholder" is defined as any person that is (i) the owner of 10% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 10% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

  At its option, a corporation may exclude itself from the coverage of the Business Combination Act by amending its Articles by action of its stockholders, other than interested stockholders and their affiliates and associates, to exempt itself from coverage, provided that such charter amendment may not become effective until 18 months after the date it is adopted and does not apply to any combination of the corporation with an interested stockholder whose date of acquiring shares is on or before the effective date of the amendment. We have not adopted such an amendment to its Articles.

 Dividend Policy

       We have never paid cash dividends on our Common Stock. The Board of Directors does not anticipate paying cash dividends in the foreseeable future as it may retain future earnings to finance the growth of the business. The payment of future cash dividends may depend on such factors as earnings levels, anticipated capital requirements, the operating and financial condition of the Company and other factors deemed relevant by the Board of Directors.

     *In such merger, it is anticipated that the Class A Convertible Preferred will be exchanged on a one-share for one-share basis with the same rights and preferences. In addition, the Corporation will issue to all non-management stockholders currently and acquiring shares in this offering One Share of Class B Convertible Preferred Stock with each share of Common Stock, entitling persons owning shares before * the following: the stock shall convert into such number or fraction there of shares of Common Stock based upon the following: 1
 - the fraction [Average of Opening Bid and Ask Price on the OTCBB/$3.00] divided by {the fraction [Average of Opening Bid and Ask Price on the OTCBB/$3.00]} . For example, assume average opening bid/ask of $2.00. 1 - 2/3 = 1/3. 1/3 divided by 2/3 = .5 additional share of Common Stock issued upon conversion.

       If the Company does not complete such merger, it will apply directly for SEC registration, registering and thus making free trading all shares held by non-Management shareholders, including Shareholders purchasing in this Offering. The same Class B Preferred Stock would also be issued.

 Transfer Agent And Registrar

     The transfer agent and registrar for the Common Stock is the Company.

                    THIRD ENTERPRISE SERVICE GROUP'S BUSINESS

History and Organization

On January 4, 1999, in Release No. 34-40878, the SEC approved the NASD's proposed amendment to its Rule 6530 to provide that any company that desired to have its securities listed on the over the counter bulletin board must be required to make filings pursuant to Section 13 or 15(d) of the 1934 Act and be current in its reporting requirements before any application for listing would be considered. Companies that meet this requirement are commonly called SEC reporting or "public" companies.

The rule did not specify the manner in which a company could become a reporting company. However, in an "Eligibility Q & A" release, the NASD stated that "in order to be required to make filings pursuant to Section 13 or 15(d) of the Act, an issuer must register its class of securities under the Securities Act of 1933 or the Securities Exchange Act of 1934.

There are three primary methods by which a company could comply with the rule:

o A traditional IPO-type offering in which securities of the company and/or its non-affiliated stockholders are registered for sale or resale under the 1933 Act.

o        A form 10 filing for registering securities under the 1934 Act.

o Being acquired by an acquisition company in a transaction in which the securities of the surviving company are registered under either Act in a manner to comply with the rule.

Over the past few years, our president, who has been a practicing securities attorney for almost 25 years, has discussed these three alternatives with a large number of companies.

He found that most companies were not interested in a traditional IPO solution because they perceived this method as less desirable due to potential:

o        Time delays
o        Significant expense
o        Loss of voting control
o        Compliance with various federal and state securities laws

He found that no company not already trading was interested in a form 10 filing. The reason given in almost every case was that the company knew of many other companies that had become trading using the third alternative, the acquisition company, even before the new NASD rule was adopted. They wanted to become trading in what they viewed as the traditional and well-accepted alternative to an IPO transaction, the acquisition company method.

Management believes that there are numerous acquisition candidates seeking the benefit of becoming a publicly traded corporation because of:

o        General economic conditions
o        Rapid technological advances being made in some industries
o        Shortages of available capital

Such perceived benefits of being a publicly traded corporation may include:

o Facilitating or improving the terms on which additional equity financing may be sought
o Providing  liquidity  for the  principals of a business
o Creating a means for providing incentive stock options or similar benefit to key employees
o Providing liquidity, subject to restrictions of applicable statutes, for all shareholders

We feel that small businesses such as Competitive Companies are the bedrock of our economy. We think the above objectives are very worthy. We feel it is important that these small businesses have the opportunity to become reporting companies in the manner in which they most desire.

A dilemma for management then presented itself: The process that non-reporting acquisition candidates look upon the most favorably is the process looked upon by regulatory agencies in the exact opposite manner. Indeed, companies such as ours are called blank check companies, and now are highly regulated at the federal and state level. A further dilemma was created by the fact that, based upon the probable desire on the part of the owners of acquisition candidates to assume voting control over the acquisition companies in order to avoid tax consequences or to have complete authority to manage the business following the closing of the acquisition, each acquisition company would combine with just one acquisition candidate. Thus, the need for multiple acquisition companies in order to implement management's business plan. But setting up multiple acquisition companies increased the risk that we would be looked upon even less favorably by regulatory authorities because our management would be involved in multiple acquisition companies.

We firmly believe that one cannot simply conclude that a business has an undesirable objective or purpose just because in the past many people used the process for undesirable and even illegal purposes. Our challenge, then, was prove that we have a valid, legal and honorable business purpose and to address regulatory concerns while at the same time developing a successful business that would provide a safe, honest way to assist small businesses to accomplish the foregoing important objectives. With that in mind, we set out to devise a self-imposed Code of Ethics under which we and any other acquisition company managed by our management, now or in the future, is required to operate. This Code of Ethics is set forth below.

Code of Ethics

The Code of Ethics contains the following provisions concerning stock matters:

o Unlike the traditional blank check company which seeks to raise funds through an offering of securities registered under the 1933 Act and thus becomes subject to the provisions of Rule 419 and Rule 15g-8, only securities issued in a business combination will be registered under the 1933 Act and no cash consideration will be paid by the persons receiving these shares.

o Neither we nor any of the other acquisition companies will offer or sell any other securities registered under the 1933 Act until after a business combination is closed

o By written agreement, management and their affiliates will not resell any of their securities except under Rule 144 and then not until:

o There is complete and accurate publicly available information concerning the acquisition candidate and the acquisition because we or the other entities have filed an appropriate disclosure document including audited financial statements, such as this registration statement, with the SEC.

o The business combination is closed, which in our case will not occur until after the SEC declares this registration statement effective.

o Consistent with our desire to satisfy any regulatory concerns and assure full review and full disclosure of everything we are doing, acquisition companies will only issue shares in a merger under a 1933 Act SEC registration statement rather than under exemptions from registration which might be available. We do this in order that the Proxy or Information Statement/Prospectus sent to shareholders of an acquisition candidate be fully reviewed by the SEC staff and that such Proxy or Information Statement/Prospectus be declared effective by the SEC and sent to shareholders of the acquisition candidate before any merger is closed. All of our transactions will be subject to full review by the SEC.

The Code of Ethics contains the following operations and acquisition policies:

o Until an initial retainer from a client or acquisition candidate is received, all operating expenses will be paid with money in the companies' treasuries or provided as a non-repayable capital contribution by management. This non-repayable capital contribution will not be repaid by the acquisition companies or the acquisition candidates.

o The companies may not borrow funds and use the proceeds from any borrowings to make payments to any officer, director, promoter or affiliate or associate.

o The companies will not enter into a business combination with any company which is in any way wholly or partially beneficially owned by management or their affiliates.

o No cash compensation will be paid management or its affiliates except as mutually agreed by us and, if the company was formed for ourselves, the acquisition candidate; or if the company was formed for or retained by others, by our clients. It will be paid for services rendered or to redeem management's stock, or both, as mutually agreed. It will be paid only from funds, if the company was formed for ourselves, provided by the acquisition candidate; or if the company was formed for or retained by others, by our clients, not our stockholders - unless such stockholders are affiliated with the acquisition candidate or the entity which retained us. The amount will be as determined in arm's length negotiations in the engagement or acquisition agreement.

o The only other pecuniary benefit to be received by management and their affiliates is the retention of a to-be-agreed percent of stock by them after the acquisition closes. These amounts will be determined through arm's length negotiations in the same manner as cash compensation described above.

o All cash or other pecuniary received by our management and its affiliates and by our clients, if retained by others, will be fully disclosed in any Proxy or Information Statement/Prospectus.

o There is no minimum or maximum amount of cash compensation which can be paid or dollar-value amount of management's stock which can be retained. All of this compensation will be separately negotiated in each transaction.

o Management and their affiliates may have no involvement in and may render no services to the surviving company after the acquisition is closed unless specifically requested by the acquisition candidate. No solicitation of such services will be made by management. No acquisition candidate will in any way be required to retain management or their affiliates as a condition of undertaking the transaction.

The Code of Ethics also contains the following provisions to deal with potential conflicts of interest:

o Acquisition candidates, if the company was formed for our management and not retained by others; or if the company is being formed for or retained by others, our clients - not the acquisition companies or our management or affiliates - will make an arm's-length decision as to by which available acquisition company they wish to be acquired or retain in order to become an SEC reporting company. Management will let clients or acquisition candidates know of all potential acquisition companies, and the clients or candidates will make their own independent decision.

Strategy

We are in effect offering nothing more than to prepare and file an SEC registration statement, a process with which our management has significant knowledge and experience. We happen to be doing it in an S-4 rather than an S-1, SB-2 or Form 10 format. The mere choice of this transaction structure, the one we believe is most desired by acquisition candidates, does not mean that we are attempting to engage in any type of conduct which led the SEC to impose stringent regulations on blank check companies. Indeed, we are not. And to avoid any hint of impropriety, we adopted and will abide by our own self-imposed Code of Ethics, something we believe no other similar acquisition companies are currently doing.

We are not trying to raise money from investors only to take all their money and close no acquisition. We are not attempting to obtain or pay to ourselves or others fees or other compensation with which the acquisition candidate is not in full agreement and which is not fully disclosed to all stockholders of the acquisition candidate. We are not attempting to close a merger in which an acquisition candidate has treated its shareholders in any manner other than in strict compliance with state law after making to them the full disclosure which is contained in this Information Statement/Prospectus. Thus, we have intentionally chosen to voluntarily subject all our transactions to the full SEC review accorded all initial 1933 Act filings before any merger closes.

We are not attempting to place ourselves in a position where we or our affiliates can somehow manipulate a pre or post merger trading market to dump our shares at a profit and leave the acquisition candidate and its shareholders in the lurch. Thus, we have voluntarily chosen not to register our shares for resale, which could be accomplished relatively easily by filing a companion S-1 registration statement, and will report to the SEC on form 144 all transactions in our shares for a period of two years from issuance.

What we are doing is simply responding to changes in the marketplace. The SEC and NASD require a company to become a reporting company prior to being listed on the bulletin board. Many companies today want to obtain this listing. There are many ways to become a reporting company. We chose to offer the one we felt acquisition candidates would find most desirable and to do so in a manner which would satisfy all regulatory concerns.

Employees

We presently have no employees.

Year 2000 Issues

Because we currently have no operations, we do not anticipate incurring significant expense with regard to Year 2000 issues.

Selected Financial Data

The following information concerning our financial position and operations is as of and for the period ended September 30, 1999.

Total assets                                                           $  0
Total liabilities                                                         0
Equity                                                                    0
Sales                                                                     0
Net loss                                                                 88
Net loss per share                                                     0.00

Management Discussion And Analysis Or Plan Of Operation

      We are a development stage entity, and have neither engaged in any operations nor generated any revenues to date. We have no assets. our expenses to date, all funded by a contribution from management, are $88.

      Substantially all of our expenses that must be funded by management will be from our efforts to identify a suitable acquisition candidate and close the acquisition. Management has orally agreed to fund our cash requirements until an acquisition is closed. So long as management does so, we will have sufficient funds to satisfy our cash requirements. This is primarily because we anticipate incurring no significant expenditures. Before the conclusion of an acquisition, we anticipate our expenses to be limited to accounting fees, legal fees, telephone, mailing, filing fees, occupational license fees, and transfer agent fees.

     We do not intend to seek additional financing. At this time we believe that the funds to be provided by management will be sufficient for funding our operations until we find an acquisition and therefore do not expect to issue any additional securities before the closing of a business combination.

     We expect no Year 2000 problems, as our business is not dependent upon any computer. However, the business we acquire could experience interruptions in its business and significant losses if it or its customers or vendors rely on computer information systems that are unable to accurately process dates beginning on January 1, 2000.

Properties.

     We are presently using the office of Michael T. Williams, 2503 W. Gardner Ct., Tampa FL, at no cost as our office. Such arrangement is expected to continue only until a business combination is closed, although there is currently no such agreement between us and Mr. Williams. We at present own no equipment, and do not intend to own any.

Security Ownership of Certain Beneficial Owners and Management.

 The following table sets forth information about our current shareholder. The person named below has sole voting and investment power with respect to the shares. The numbers in the table reflect shares of common stock held as of the date of this proxy/Preliminary Prospectus:

                                     Shares Owned        Percentage

 Michael T. Williams(1)            1,000,000               100%
 2503 W. Gardner Ct.
 Tampa FL 33611

All directors and officers         1,000,000               100%
as a group -
1 persons


 (1) Owned as Tenants by the Entireties by Michael Williams and Donna Williams, his wife.

Mr. Williams may be deemed our promoter, as that term is defined under the securities act of 1933.

Directors and Executive Officers.

The following table and subsequent discussion sets forth information about our director and executive officer, who will resign upon the closing of the acquisition transaction. Our director and executive officer was elected to his position in April, 1999.


Directors and Executive Officers.

The following table and subsequent discussion sets forth information about our director and executive officer, who will resign upon the closing of the acquisition transaction. Our director and executive officer was elected to his position in April, 1999.


 Name                     Age                    Title

 Michael T. Williams     51                  President, Treasurer and Director

     Michael T. Williams responsibilities will include management of our operations as well as our administrative and financial activities. Since 1975 Mr. Williams has been in the practice of law, initially with the U.S.
 Securities and Exchange Commission until 1980, and since then in private practice. He was also chief executive officer of Florida Community Cancer Centers, Dunedin, FL from 1991-1995. Mr. Williams has President of Williams Financial Consulting Group, Inc. since its inception in 1998. In that capacity, he has formed in the past and intends to continue to form in the future for himself and for others numerous acquisition companies similar to ours. All of these companies with which he is or will be a member of management will operate under the Code of Ethics set forth above. He received a BA from the University of Kansas and a JD from the University of Pennsylvania.

Executive Compensation.

     Mr. Williams will receive no cash compensation

Certain Relationships and Related Transactions.

     Mr. Williams will sell all his stock except 125,000 shares back to us for the aggregate sum of $1.00 upon closing of the merger.

Legal Proceedings.

  We are not a party to or aware of any pending or threatened lawsuits or other legal actions.

Indemnification of Directors and Officers.

      Our director is bound by the general standards for directors provisions in Florida law. These provisions allow him in making decisions to consider any factors as he deems relevant, including our long-term prospects and interests and the social, economic, legal or other effects of any proposed action on the employees, suppliers or our customers, the community in which the we operate and the economy. Florida law limits our director's liability.

     We have agreed to indemnify our director, meaning that we will pay for damages they incur for properly acting as director. The SEC believes that this indemnification may not be given for violations of the securities act of 1933.

     Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy and is therefore, unenforceable.

Provisions With Possible Anti-Takeover Effects

     Section 607.0902 of Florida law restricts the voting rights of certain shares of a corporation's stock when those shares are acquired by a party who, by such acquisition, would control at least one-fifth of all voting rights of the corporation's issued and outstanding stock. The statute provides that the acquired shares, the control shares, will, upon such acquisition, cease to have any voting rights. The acquiring party may, however, petition the corporation to have voting rights re-assigned to the control shares by way of an acquiring person's statement submitted to the corporation in compliance with the requirements of the statute. Upon receipt of such request, the corporation must submit, for shareholder approval, the acquiring person's request to have voting rights re-assigned to the control shares. Voting rights may be reassigned to the control shares by a resolution of a majority of the corporation's shareholders for each class and series of stock. If such a resolution is approved, and the voting rights re-assigned to the control shares represent a majority of all voting rights of the corporation's outstanding voting stock, then, unless the corporation's articles of incorporation or Bylaws provide otherwise, all shareholders of the corporation will be able to exercise dissenter's rights in accordance with Florida law.

        A corporation may, by amendment to its articles of incorporation or bylaws, provide that, if the party acquiring the control shares does not submit an acquiring person's statement in accordance with the statute, the corporation may redeem the control shares at any time during the period ending 60 days after the acquisition of control shares. If the acquiring party files an acquiring person's statement, the control shares are not subject to redemption by the corporation unless the shareholders, acting on the acquiring party's request, deny full voting rights to the control shares.

        The statute does not alter the voting rights of any stock of the corporation acquired in any of the following manners:, i, under the laws of intestate succession or under a gift or testamentary transfer;, ii, under the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing the statute;, iii, under either a share exchange or share exchange if the corporation is a party to the agreement or plan of exchange or share exchange;, iv, under any savings, employee stock ownership or other benefit plan of the corporation or, v, under an acquisition of shares specifically approved by the board of directors of the corporation.

      Nevada's Acquisition of Controlling Interest statute applies only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. As of the date of this Prospectus, the Issuer does not have 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the Acquisition of Controlling Interest statute will not apply to the us.

      The Acquisition of Controlling Interest statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more by less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become control shares and such control shares are deprived of the right to vote until disinterested stockholders restore the right. The Acquisition of Controlling Interest statute also provides that in the event control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

          DESCRIPTION OF THIRD ENTERPRISE SERVICE GROUP'S CAPITAL STOCK

Common Stock

    As of September 30, 1999, there were 1,000,000 shares of common stock outstanding held of record by one stockholder. There will be 125,000 shares of common stock outstanding after giving effect to the issuance of the shares of common stock to the public under this prospectus.

    The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The common stock has no preemptive or conversion rights or other subscription rights. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon completion of this offering will be, fully paid and non-assessable.

Preferred Stock

    There are no shares of preferred stock outstanding. issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including voting rights of the holders of common stock. In certain circumstances, an issuance of preferred stock could have the effect of decreasing the market price of the common stock. As of the closing of the merger, we currently have no plans to issue any additional shares of preferred stock.

Dividends

We have never paid any dividends and do not expect to do so after the closing of the merger and thereafter for the foreseeable future.

Transfer Agent and Registrar

    We are the transfer agent and registrar for our common stock.

COMPARISON OF RIGHTS OF THIRD ENTERPRISE SERVICE GROUP STOCKHOLDERS AND COMPETITIVE COMPANIES SHAREHOLDERS

Because Third Enterprise Service Group will change its state of incorporation, articles or articles and bylaws to be the same as those of Competitive Companies, the rights of shareholders of Competitive Companies will not change as a result of the merger.

                              AVAILABLE INFORMATION

 Competitive Companies is not and, until the effectiveness of the registration statement (as defined below), Third Enterprise Service Group was not, subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, do not file reports, proxy statements or other information with the Commission. Under the rules and regulations of the Commission, the solicitation of proxies from the shareholders of Competitive Companies to approve the merger constitutes an offering of Third Enterprise Service Group common stock to be issued in connection with the merger. Accordingly, Third Enterprise Service Group has filed with the Commission a registration statement on Form S-4 under the Securities Act, with respect to such offering from time to time, the registration statement. This proxy statement/prospectus constitutes the prospectus of Third Enterprise Service Group that is filed as part of the Registration Statement in accordance with the rules and regulations of the Commission. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, and may be available at the following Regional Offices of the Commission: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                                     EXPERTS
 *TBPBA



                                  LEGAL MATTERS

     The validity of the shares of Third Enterprise Service Group common stock being offered by this information statement/prospectus and certain federal income tax matters related to the exchange are being passed upon for Third Enterprise Service Group by Williams Law Group, P.A., Tampa, FL. Mr. Williams is the sole officer and director of and will own 125,000 post-merger of the stock of Third Enterprise Service Group.

PART II--INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS


Delaware


         Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

         Under Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability (i) for breach of the Directors' duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived an improper personal benefit. The provisions also does not affect a Directors' responsibilities under any other law, such as the federal securities law or state or federal environmental laws.


Florida


 Florida Business Corporation Act. Section 607.0850(1) of the Florida Business Corporation Act (the "FBCA") provides that a Florida corporation, such as the Company, shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 607.0850(2) of the FBCA provides that a Florida corporation shall have the power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 607.850 of the FBCA further provides that: (i) to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he shall be indemnified against expense actually and reasonably incurred by him in connection therewith; (ii) indemnification provided pursuant to Section 607.0850 is not exclusive; and (iii) the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 607.0850.

     Notwithstanding the foregoing, Section 607.0850 of the FBCA provides that indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the liability provisions regarding unlawful distributions are applicable; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     Section 607.0831 of the FBCA provides that a director of a Florida corporation is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless: (i) the director breached or failed to perform his duties as a director; and (ii) the director's breach of, or failure to perform, those duties constitutes: (A) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (B) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (C) a circumstance under which the liability provisions regarding unlawful distributions are applicable; (D) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (E) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

     Articles and Bylaws. The Company's Articles of Incorporation and the Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify all directors of the Company, as well as any officers or employees of the Company to whom the Company has agreed to grant indemnification.


Nevada


Section 78.037 of the Nevada General Corporation Law, currently provides that any such provision may not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of the Nevada General Corporation Law.

    As  permitted  by Section  78.751 of the  Nevada  General  Corporation  Law,
Article VIII of the Company's Bylaws provides for the indemnification by the Company, including suits brought by or on behalf of the Company, of each director, officer, employee or agent thereof to the fullest extent permitted by Nevada law.

    At present, there is no pending litigation or proceeding involving a Director, officer or key employee of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


Item #              Description
------------- ----- ------------------------------------------------------------
2.1            *    Plan of Merger COCO & MTW entity
3.1a                Articles of MTW entity
3.11a               By-laws of MTW entity
3.1b           *    Amended Articles
3.11b          *    Amended By-laws
4.1                 Rights and preferences of Preferred Stock
5.1                 Legal Opinion - MTW
8.1            *    Tax Opinion - MTW
10.01          *    Partnership Agreement - D Greens
10.02          *    Partnership Agreement - A Gardens
10.03          *    Partnership Agreement - C.Hills
10.04          *    Partnership Agreement - Rollingwood
10.05          *    Partnership Agreement - Trussville
10.06          *    Acquisition agreement - GST
10.07               Employment Agreement - L. Halstead
10.08               Employment Agreement - Senior
10.09               Employment Agreement - DK
10.10          *    Agreement with LCI Quest
10.11          *    Agreement with Inet
10.12               Sample Option Agreement - employees
10.13               Sample Option Agreement - consultants
10.14a              Sample Subscription Agreement - Common Stock
10.15          *    Lease Agreement - Office
10.16          *    CLEC License approval Letter - MS
10.17          *    CLEC License approval Letter - CA
10.18          *    Convertible Note - T. Baba & addendum
10.19          *    Sample Convertible Note - Others (just one) & addendum
10.20               Sample Note Conversion Addendum
10.21               Master Option Agreement
23.1           *    Consent of Accountants - KCH
23.2           *    Consent of Accountants - KCH
23.3                Consent of Counsel (See exhibit 5 above)

- ---------------

 *To be filed by amendment.
 ITEM 22. UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes:

          (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request;

          (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective;

          (3) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (4) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (3) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tampa, Florida, on December 29, 1999.

                                          Third Enterprise Service Group, INC.

                                          By: /s/  MICHAEL T. WILLIAMS.

                                            ------------------------------------
                                                  President and Treasurer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE                                     DATE
/s/ Michael T. Williams    President and Treasurer                   12/29/1999

                      Third Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                                TABLE OF CONTENTS






Independent Auditors' Report                                                                         F-2

Financial  Statements  as  of  and  for  the  period
April  6,  1999  (date  of  incorporation) to September 30, 1999:

    Balance Sheet                                                                                    F-3

    Statement of Operations                                                                          F-4

    Statement of Stockholders' Equity                                                                F-5

    Statement of Cash Flows                                                                          F-6

    Notes to Financial Statements                                                                    F-7



                   [Letterhead of Kingery Crouse & Hohl P.A.]

INDEPENDENT AUDITORS' REPORT


To the Board of Directors of Third Enterprise Service Group, Inc.:

We have audited the accompanying balance sheet of Third Enterprise Service Group, Inc. (the "Company"), a development stage enterprise, as of September 30, 1999, and the related statements of operations, stockholders' equity and cash flows for the period April 6, 1999 (date of incorporation) to September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 1999, and the results of its operations and its cash flows for the period April 6, 1999 (date of incorporation) to September 30, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes A and B to the financial statements, the Company is in the development stage and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, an insignificant amount of capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kingery Crouse & Hohl P.A.

December 28, 1999
Tampa, FL.

                      Third Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                     BALANCE SHEET AS OF SEPTEMBER 30, 1999



TOTAL ASSETS                                                                                $           0
                                                                                            === ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

STOCKHOLDERS' EQUITY:
     Preferred stock - no par value - 20,000,000
        shares authorized; 0 shares issued and outstanding                                  $           0
    Common stock - no par value - 50,000,000 shares
        authorized; 1,000,000 shares issued and outstanding                                            88
    Deficit accumulated during the development stage                                                  (88)
                                                                                            --- -----------

         Total stockholders' equity                                                                     0
                                                                                            --- -----------

TOTAL                                                                                       $           0
                                                                                            === ===========


















SEE NOTES TO FINANCIAL STATEMENTS

                      Third Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF OPERATIONS
              For the period April 6, 1999 (date of incorporation)
                              to September 30, 1999




EXPENSES -
   Organizational costs                                                                 $               88
                                                                                        -- ----------------

NET LOSS                                                                                $               88
                                                                                        == ================

NET LOSS PER SHARE:
Basic                                                                                   $                0
                                                                                        == ================
Weighted average number of shares - basic                                                        1,000,000
                                                                                        == ================























SEE NOTES TO FINANCIAL STATEMENTS

                      Third Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                        STATEMENT OF STOCKHOLDERS'EQUITY
              For the period April 6, 1999 (date of incorporation)
                              to September 30, 1999



                                                                                                Deficit
                                                                                               Accumulated
                                                                                               During the
                                               Common                      Preferred             Development
                                       Shares           Value        Shares        Value       Stage           Total
                                    -------------     -----------  ------------    ----------  ------------   ---------

Balances, April 6, 1999 (date of               0    $          0             0   $         0    $        0    $         0
incorporation)

Proceeds from the issuance
  of common stock                      1,000,000              88                                                       88

Net loss for the period,
  April 6, 1999
  (date of incorporation)
  to September 30, 1999                                                                               (88)           (88)
                                    -------------  --------------  ------------    ----------  ------------   ------------

Balances September 30, 1999            1,000,000   $          88             0   $         0   $      (88)              0
                                    =============  ==============  ============    ==========  ============   ============











SEE NOTES TO FINANCIAL STATEMENTS
                                       F-5

                      Third Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                             STATEMENT OF CASH FLOWS
              For the period April 6, 1999 (date of incorporation)
                              to September 30, 1999




CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                                                $        (88)
                                                                                              -- -----------

NET CASH USED IN OPERATING ACTIVITIES                                                                  (88)
                                                                                              -- -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Issuance of common stock                                                                           88
                                                                                              -- -----------

NET CASH PROVIDED BY FINANCIANG ACTIVITIES                                                               88
                                                                                              -- -----------

NET CHANGE IN CASH AND CASH EQUIVALENTS                                                                   0

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                            0
                                                                                              -- -----------

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                      $           0
                                                                                              == ===========


      Interest paid                                                                           $           0
                                                                                              == ===========

      Taxes paid                                                                              $           0
                                                                                              == ===========










SEE NOTES TO FINANCIAL STATEMENTS

                      Third Enterprise Service Group, Inc.
                        (A Development Stage Enterprise)

                          NOTES TO FINANCIAL STATEMENTS




NOTE A - FORMATION AND OPERATIONS OF THE COMPANY

Third Enterprise Service Group, Inc. (the "Company") was incorporated under the laws of the state of Florida on April 6, 1999. The Company, which is considered to be in the development stage as defined in Financial Accounting Standards Board Statement No. 7, intends to investigate and, if such investigation warrants, engage in business combinations. The planned principal operations of the Company have not commenced, therefore accounting policies and procedures have not yet been established.

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations and/or implement its business plan. The Company's plans include a merger and a subsequent public offering of its common stock, however there is no assurance that they will be successful in their efforts to raise capital. This factor, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

NOTE C - INCOME TAXES

During the period April 6, 1999 (date of incorporation) to September 30, 1999, the Company recognized losses for both financial and tax reporting purposes. Accordingly, no deferred taxes have been provided for in the accompanying statement of operations.

NOTE D - RELATED PARTY TRANSACTIONS

During the period April 6, 1999 (date of incorporation) to September 30, 1999, the Company's president provided start-up services and a portion of his home for office space for no consideration. The value of such services and office space provided are not considered significant and as such no expenses have been recorded.

NOTE E - COMMITMENTS

The company agreed that Michael T. Williams shall retain 125,000 shares of the Company's common stock for all services rendered through the closing of an acquisition or merger.


----------- ------------------------------------------------------------------- -------------
Item #      Description                                                            Page #
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
2.1         Plan of Merger COCO & MTW entity                                       TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
3.1a        Articles of MTW entity
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
3.11a       By-laws of MTW entity
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
3.1b        Amended Articles                                                       TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
3.11b       Amended By-laws                                                        TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
4.1         Rights and preferences of Preferred Stock
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
5.1         Legal Opinion - MTW
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
8.1         Tax Opinion - MTW                                                      TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.01       Partnership Agreement - D Greens                                       TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.02       Partnership Agreement - A Gardens                                      TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.03       Partnership Agreement - C.Hills                                        TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.04       Partnership Agreement - Rollingwood                                    TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.05       Partnership Agreement - Trussville                                     TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.06       Acquisition agreement - GST                                            TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.07       Employment Agreement - L. Halstead
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.08       Employment Agreement - Senior
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.09       Employment Agreement - DK
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.10       Agreement with LCI Quest                                               TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.11       Agreement with Inet                                                    TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.12       Sample Option Agreement - employees
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.13       Sample Option Agreement - consultants
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.14       Sample Subscription Agreement - Common Stock
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.15       Lease Agreement - Office                                               TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.16       CLEC License approval Letter - MS                                      TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.17       CLEC License approval Letter - CA                                      TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.18       Convertible Note - T. Baba & addendum                                  TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.19       Sample Convertible Note - Others (just one) & addendum                 TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.20       Sample Note Conversion Addendum
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
10.21       Master Option Agreement
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
23.1        Consent of Accountants - KCH                                           TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
23.2        Consent of Accountants - KCH                                           TBPBA
----------- ------------------------------------------------------------------- -------------
----------- ------------------------------------------------------------------- -------------
23.3        Consent of Counsel                                                     Included in 5
----------- ------------------------------------------------------------------- -------------